                                CREDIT AGREEMENT

                           Dated as of March 31, 1997

                                     Among


                          BATTLE MOUNTAIN GOLD COMPANY
                                      and
                          BATTLE MOUNTAIN CANADA LTD.
                                  as Borrowers


                             THE BANKS NAMED HEREIN
                                    as Banks

                                      and

                                 CITIBANK, N.A.
                          as U.S. Administrative Agent

                                      and

                                CITIBANK CANADA
                        as Canadian Administrative Agent



                                   Co-Agents:

                              ROYAL BANK OF CANADA
                            THE BANK OF NOVA SCOTIA
                       CANADIAN IMPERIAL BANK OF COMMERCE

                              TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . .  34
Section 1.03.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . .  34
Section 1.04.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 1.05.  Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 1.06.  "Knowledge" and "Dispositions"  . . . . . . . . . . . . . . .  35

                                  ARTICLE II
                AMOUNTS AND TERMS OF THE ADVANCES AND DRAWINGS

Section 2.01.  The Advances; Drawings  . . . . . . . . . . . . . . . . . . .  35
Section 2.02.  Making the Advances . . . . . . . . . . . . . . . . . . . . .  36
Section 2.03.  Drawings of BA Obligations  . . . . . . . . . . . . . . . . .  39
Section 2.04.  Fees; Reduction of Commitments. . . . . . . . . . . . . . . .  42
Section 2.05.  Repayment of Obligations  . . . . . . . . . . . . . . . . . .  43
Section 2.06.  Interest; Drawing Fees  . . . . . . . . . . . . . . . . . . .  44
Section 2.07.  Additional Interest on Eurodollar Rate Advances . . . . . . .  46
Section 2.08.  Interest Rate Determination . . . . . . . . . . . . . . . . .  46
Section 2.09.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . .  49
Section 2.10.  Payments and Computations . . . . . . . . . . . . . . . . . .  51
Section 2.11.  Increased Costs and Capital Requirements  . . . . . . . . . .  53
Section 2.12.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 2.13.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . .  59
Section 2.14.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 2.15.  Conversion of U.S. Advances; Interest Periods . . . . . . . .  61
Section 2.16.  Designation of Commitments. . . . . . . . . . . . . . . . . .  62
Section 2.17.  Replacement of Bank . . . . . . . . . . . . . . . . . . . . .  63
Section 2.18.  Lending Office.   . . . . . . . . . . . . . . . . . . . . . .  64
Section 2.19.  Renewal and Conversion of BA Obligations  . . . . . . . . . .  64
Section 2.20.  Canadian Borrower . . . . . . . . . . . . . . . . . . . . . .  68

                                  ARTICLE III
                             CONDITIONS OF LENDING

Section 3.01.  Condition Precedent to Initial Accommodations . . . . . . . .  69

Section 3.02.  Conditions Precedent to Each Accommodation  . . . . . . . . .  71
Section 3.03.  Determinations Under Section 3.01 . . . . . . . . . . . . . .  71

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Borrowers . . . . . . .  72

                                   ARTICLE V
                          COVENANTS OF THE BORROWERS

Section 5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . .  78
Section 5.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . .  86
Section 5.03.  Financial Covenants . . . . . . . . . . . . . . . . . . . . .  93
Section 5.04.  Non-Wholly Owned Entities and Joint Ventures  . . . . . . . .  94

                                  ARTICLE VI
                               EVENTS OF DEFAULT

Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .  95
Section 6.02   Actions in Respect of BA Obligations  . . . . . . . . . . . .  98

                                  ARTICLE VII
                           THE ADMINISTRATIVE AGENTS

Section 7.01.  Authorization and Action  . . . . . . . . . . . . . . . . . .  99
Section 7.02.  Administrative Agents' Reliance, Etc  . . . . . . . . . . . . 100
Section 7.03.  Citibank, Citibank Canada and Affiliates  . . . . . . . . . . 100
Section 7.04.  Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . 101
Section 7.05.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 101
Section 7.06.  Successor Administrative Agents . . . . . . . . . . . . . . . 102

                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.01.  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . 102
Section 8.02.  Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . 104
Section 8.04.  Expenses and Taxes; Compensation; INDEMNITY . . . . . . . . . 104
Section 8.05.  Right of Set-Off. . . . . . . . . . . . . . . . . . . . . . . 106
Section 8.06.  Limitation and Adjustment of Interest . . . . . . . . . . . . 106
Section 8.07.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . 108
Section 8.08.  Assignments and Participations  . . . . . . . . . . . . . . . 108
Section 8.09.  Execution in Counterparts . . . . . . . . . . . . . . . . . . 112
Section 8.10.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 112

Section 8.11.  JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . 112
Section 8.12.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . 113
Section 8.13.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . 113
Section 8.14.  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . 114

                                   EXHIBITS:

Exhibit A        Form of U.S. Note
Exhibit B        Form of Canadian Note
Exhibit C        Form of Notice of U.S. Borrowing
Exhibit D        Form of Notice of Canadian Borrowing
Exhibit E-1      Form of Opinion of U.S. Counsel to the Borrowers
Exhibit E-2      Form of Opinion of Canadian Counsel to the Borrowers
Exhibit E-3      Form of Opinion of General Counsel
Exhibit F        Form of Opinion of U.S. Counsel to the U.S. Administrative Agent
Exhibit G        Form of Opinion of Canadian Counsel to the Canadian Administrative Agent
Exhibit H        Form of Assignment and Acceptance
Exhibit I        Form of Guaranty
Exhibit J        Form of Designation Notice
Exhibit K-1      Form of Citibank Canada Bill of Exchange
Exhibit K-2      Form of Royal Bank of Canada Bill of Exchange
Exhibit K-3      Form of General Bill of Exchange
Exhibit L        Form of Notice of Drawing
Exhibit M-1      Form of U.S. Borrower Subordination Provisions
Exhibit M-2      Form of Canadian Borrower Subordination Provisions


                                  SCHEDULES:

Schedule I          Pricing Grid
Schedule II         Information for Banks
Schedule III        Litigation
Schedule IV         Investments
Schedule V          Debt
Schedule VI         Inti Raymi Project Loans
Schedule VII        Dividend Restricted Subsidiaries
Schedule VIII       Permitted Investments Countries
Schedule IX         Crown Jewel Investments

                                CREDIT AGREEMENT
                           Dated as of March 31, 1997

     Battle Mountain Gold Company, a Nevada corporation, and Battle Mountain Canada Ltd., an Ontario corporation, the lenders party hereto, Citibank, N.A., as U.S. Administrative Agent hereunder, and Citibank Canada, as Canadian Administrative Agent hereunder, agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accommodation" means (a) an Advance made by any Bank or (b) the acceptance and purchase of Drafts or the purchase of BA Equivalent Notes, as the case may be, by any Bank under this Agreement.

     "Advance" means a U.S. Advance or a Canadian Advance.

     "Adjusted CD Rate" means, for any Interest Period for each CD Rate Advance comprising part of the same U.S. Borrowing, an interest rate per annum equal to the sum of:

              (a) the rate per annum obtained by dividing (i) the rate of interest determined by the U.S. Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum if such average is not such a multiple) of the consensus bid rate determined by each of the U.S. Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in New York City in an amount substantially equal to such Reference Bank's Advance comprising part of such Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus

              (b)     the Assessment Rate for such Interest Period.

     "Adjusted CD Rate Reserve Percentage" for any Interest Period for all CD Rate Advances comprising part of the same Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) U.S. Dollar nonpersonal time deposits in the United States and with a maturity equal to such Interest Period.

     "Administrative Agents" means the U.S. Administrative Agent and the Canadian Administrative Agent.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or any Subsidiary of such Person or, except where the term "Affiliate" is used in the definitions herein of "Assignment and Acceptance" and "Bank" and in Section 8.08, is a director of officer of such Person. For purposes of this definition, the term "controls" (including the terms "controlled by" and "under common control with") with respect to a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise or, except where the term "Affiliate" is used in the definitions herein of "Assignment and Acceptance" and "Bank" and in Section 8.08, to vote 5% or more of the Voting Stock of such Person.

     "Agreement" means this Credit Agreement dated as of March 31, 1997 among the Borrowers, the Banks and the Administrative Agents, as amended from time to time in accordance with the terms hereof.

     "Applicable Commitment Fee Rate" means the rate per annum set forth in the "Commitment Fee" row of the Pricing Grid for the relevant Performance Pricing Level applicable from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant applicable Performance Pricing Level changes.

     "Applicable Designated Commitment Percentage" means, at any time of determination, with respect to (a) the U.S. Borrower, U.S. Advances, the U.S.

Banks and their respective Commitments, the percentage designated in the Designation Notice most recently delivered to the U.S. Administrative Agent in accordance with Section 2.16 as the U.S. Percentage, and (b) the Canadian Borrower, Canadian Advances, the Canadian Banks and their respective Commitments, the percentage designated in the Designation Notice most recently delivered to the U.S. Administrative Agent in accordance with Section 2.16 as the Canadian Percentage.

     "Applicable Lending Office" means, with (a) respect to each U.S. Bank, (i) in the case of a Base Rate Advance or CD Rate Advance, such Bank's U.S. Domestic Lending Office, and (ii) in the case of a Eurodollar Rate Advance, such Bank's Eurodollar Lending Office, and (b) with respect to each Canadian Bank, (i) in the case of a Drawing, such Bank's Canadian Bankers' Acceptance Lending Office and (ii) in the case of a Canadian Prime Rate Advance, such Bank's Canadian Lending Office.

     "Applicable Margin" means (i) as to any Canadian Prime Rate Advance, (a) during such times as any Event of Default exists under Section 6.01(a) or
Section 6.01(e), the sum of 2% per annum plus the rate per annum set forth in the Pricing Grid for a Canadian Prime Rate Advance and the relevant Performance Pricing Level applicable from time to time, and (b) at all other times, the rate per annum set forth in the Pricing Grid for a Canadian Prime Rate Advance and the relevant Performance Pricing Level applicable from time to time, and
(ii) as to any U.S. Advance, (a) during such times as any such Event of Default exists, the sum of 2% per annum plus the rate per annum set forth in the Pricing Grid for the relevant U.S. Type of such Advance and the relevant Performance Pricing Level applicable from time to time, and (b) at all other times, the rate per annum set forth in the Pricing Grid for the relevant U.S. Type of such Advance and the relevant Performance Pricing Level applicable from time to time. The Applicable Margin for any Advance shall change when and as the relevant Performance Pricing Level changes and when and as any such Event of Default commences or terminates.

     "Arranger" means Citicorp Securities, Inc.

     "Assessment Rate" for any Interest Period for all CD Rate Advances comprising part of the same Borrowing means the annual assessment rate estimated by Citibank on the first day of such Interest Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits of Citibank in the United States.

     "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit H, (i) entered into by a Bank and an Eligible Assignee or an Affiliate of a Bank, (ii) accepted by the U.S. Administrative Agent and (iii) consented to by the U.S. Administrative Agent and the U.S. Borrower if such consents are required by Section 8.08.

     "BA Equivalent Notes" has the meaning specified in Section 2.01(c).

     "BA Obligations" means, collectively, Bankers' Acceptances and BA Equivalent Notes.

     "Bankers' Acceptance" has the meaning specified in Section 2.01(c).

     "Bankers' Acceptance Rate" means, for BA Obligations comprising part of the same Drawing to be purchased by a Canadian Bank, the arithmetic average of the discount rates (calculated on an annual basis for a year of 365 or 366 days, as the case may be) and rounded up to the nearest multiple of 1/100th of 1%, if such average is not such a multiple, quoted by each Canadian Reference Bank at 9:30 a.m. (Toronto time) on the date of such Drawing as the discount rate at which such Canadian Reference Bank would purchase, on such date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the BA Obligations to be acquired by such Canadian Reference Bank as part of such Drawing. The Bankers' Acceptance Rate for each BA Obligation comprising part of the same Drawing shall be determined by the Canadian Administrative Agent on the basis of applicable rates furnished to and received by the Canadian Administrative Agent from the Canadian Reference Banks on the date of the applicable Drawing, subject, however, to the provisions of
Section 2.08.

     "Banks" means the lenders listed on the signature pages hereof and each Eligible Assignee or Affiliate of a Bank that becomes a party hereto pursuant to Section 8.08(a), (b) and (d), and includes each U.S. Bank and each Canadian Bank.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

              (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

              (b) the sum of 1/2 of one percent per annum plus the Federal Funds Rate in effect from time to time.

     "Base Rate Advance" means a U.S. Advance that bears interest as provided in Section 2.06(a)(i).

     "Borrowers" means the U.S. Borrower and the Canadian Borrower.

     "Borrowing" means a U.S. Borrowing or a Canadian Borrowing.

     "Business Day" means (i) with respect to U.S. Advances, determinations of Interest Periods or interest rates applicable thereto, payments in respect thereof, the Federal Funds Rate or any notice required or permitted to be delivered under any Loan Document to or by the U.S. Borrower or the U.S. Administrative Agent, a U.S. Business Day, and (ii) with respect to Canadian Advances, Drawings, BA Obligations, determinations of interest rates, discount rates and fees applicable thereto, payments in respect thereof or any notice required or permitted to be delivered under any Loan Document to or by the Canadian Borrower or the Canadian Administrative Agent, a Canadian Business Day.

     "Canadian Administrative Agent" means Citibank Canada in its capacity as Canadian Administrative Agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.06.

     "Canadian Advance" means an advance by a Canadian Bank to the Canadian Borrower pursuant to Section 2.02 and refers to a Canadian Prime Rate Advance.

     "Canadian Bank" means each Bank listed under the heading "Canadian Banks" on Schedule II or identified as a Canadian Bank in the Assignment and Acceptance pursuant to which such Bank became a Bank, as the case may be, in each case in its capacity as such.

     "Canadian Bankers' Acceptance Lending Office" means, with respect to any Canadian Bank, (i) the office of such Bank specified as its "Canadian Bankers' Acceptance Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank or (ii) such other office of such Bank as such Bank may from time to time thereafter specify to the Canadian Borrower and the Administrative Agents, unless so specifying such other office would increase at the time of such specification any amounts (including any withholding taxes required to be paid pursuant to Section 2.12) payable under this Agreement by the Canadian Borrower (other than any such amounts that such Bank agrees to waive in writing).

     "Canadian Borrower" means Battle Mountain Canada Ltd., an Ontario corporation.

     "Canadian Borrowing" means a borrowing consisting of Canadian Advances made on the same day by the Canadian Banks pursuant to Section 2.02.

     "Canadian Business Day" means a U.S. Business Day on which banks are not required or authorized by law to close in Toronto.

     "Canadian Cash Collateral Account" has the meaning specified in Section 5.01(n).

     "Canadian Dollars" and "C$" each means lawful money of Canada.

     "Canadian Interbank Rate" means the interest rate per annum which is customarily used by the Canadian Administrative Agent when calculating interest due by it or owing to it arising from or in connection with correction of errors between it and other Canadian chartered banks.

     "Canadian Lending Office" means, with respect to any Canadian Bank, (i) the office of such Bank specified as its "Canadian Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or (ii) such other office of such Bank as such Bank may from time to time specify to the Canadian Borrower and the Administrative Agents, unless so specifying such other office would increase at the time of such specification any amounts (including any withholding taxes required pursuant to Section 2.12) payable under this Agreement by the Canadian Borrower (other than any such amounts that such Bank agrees to waive in writing).

     "Canadian Note" means a promissory note of the Canadian Borrower payable to the order of any Bank, in substantially the form of Exhibit B, evidencing the aggregate indebtedness of the Canadian Borrower to such Bank resulting from the Canadian Advances owing to such Bank.

     "Canadian Percentage" has the meaning specified in Section 2.16.

     "Canadian Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

              (a) the rate per annum which the principal office of Citibank Canada in Toronto announces publicly from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada;

     and

              (b) 3/4 of 1% per annum above the average rate quoted for one month Canadian Dollar bankers acceptances that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 a.m. (Toronto time) on the date of determination.

     "Canadian Prime Rate Advance" means a Canadian Advance that bears interest as provided in Section 2.06(b).

     "Canadian Reference Banks" means Citibank Canada and Canadian Imperial Bank of Commerce.

     "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases and the amount of the obligation associated therewith shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" means any of the following, to the extent owned by either Borrower or any Subsidiary of either Borrower and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the United States (or any agency or instrumentality thereof), readily marketable obligations unconditionally guaranteed by the full faith and credit of the United States and readily marketable direct obligations of any of the countries listed on Schedule VIII,
(b) certificates of deposit of or time deposits with (i) any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least U.S. $500,000,000 or (ii) any Bank, (c) commercial paper in an aggregate amount of no more than U.S. $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's and "A-2" (or the then equivalent grade) by S&P, (d) demand deposits with banks made in the ordinary course of business, (e) deposits with banks or other financial institutions required or contemplated by any document governing any Project Financing Debt, (f) marketable direct obligations issued by any state of the United States or province or territory of Canada or any political subdivision of any such state, province or territory or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (g) any mutual fund that invests solely in any of the items described in clauses (a), (b), (c) and (f) of this definition, and
(h) certificates of deposit or time deposits with any bank organized under any foreign jurisdiction with an IBCA Banking Analysis Limited legal rating of "2" or better and an IBCA Banking Analysis Limited individual rating of "B" or better or, in the case of banks organized under the laws of Canada, with a rating of at least "Prime-2" (or the then equivalent grade) by Moody's, "A-2" (or the then equivalent grade) by S&P or "R-1/Low" (or the then equivalent grade) by Dominion Bond Rating Service.

     "CBR" means Crown Butte Resources Ltd., a Canadian corporation.

     "CBR Subsidiaries" means each Subsidiary of CBR (other than any such Subsidiary transferred by either Borrower or any of their respective Subsidiaries to CBR or to a Subsidiary of CBR if the transfer was not effected as a sale or other transfer pursuant to clause (h) of Section 5.02(j)).

     "CD Rate Advance" means a U.S. Advance that bears interest as provided in
Section 2.06(a)(iii).

     "Citibank" means Citibank, N.A., a national banking association.

     "Citibank Canada" means Citibank Canada, a Canadian chartered bank.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "Commitment" means, as to any Bank at any time, the product of (i) such Bank's Maximum Commitment at such time and (ii) the Applicable Designated Commitment Percentage at such time.

     "Confidential Information" means information furnished by or on behalf of and relating to either Borrower or any Consolidated Subsidiary to either Administrative Agent or any Bank or any of their Representatives or obtained by either Administrative Agent or any Bank or any of their Representatives pursuant to Section 5.01(f), but does not include any such information (i) that is or becomes generally available to the public (other than as a result of action by either Administrative Agent or any Bank or any of their Representatives that violates Section 8.13) or (ii) that is or becomes available to either Administrative Agent or any Bank, in each case free of any restriction as to its disclosure, from a source other than delivery by or on behalf of either Borrower or any Consolidated Subsidiary.

     "Consolidated" refers to the consolidation of the accounts of the U.S. Borrower and the Consolidated Subsidiaries in accordance with GAAP.

     "Consolidated Subsidiary" means each Subsidiary of the U.S. Borrower that is either consolidated or proportionately consolidated with the U.S. Borrower in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, at any date, the excess of (a) the Consolidated shareholders' equity of the U.S. Borrower determined in accordance with GAAP (as would be shown in a Consolidated balance sheet of the U.S. Borrower prepared as of such date under the heading "Shareholders' equity" if such balance sheet was prepared on the same basis as the balance sheet included in the Financial Statements or, if not so prepared, as would be shown on such balance sheet if it were so prepared except for changes permitted under
Section 5.02(g)), over (b) the amount at such date, determined in accordance with GAAP for the U.S. Borrower and the Consolidated Subsidiaries, of all (i) patents, patent applications, trademarks, service marks, copyrights and trade names, (ii) goodwill, organizational, experimental, research and development expense and all other intangibles, (iii) treasury stock, (iv) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or indebtedness, (v) unamortized debt discount and expense, (vi) write-ups of any assets occurring after the date hereof, and (vii) the aggregate of any mandatory redemption preferred stock and other capital stock (or other ownership interests) which may be put to the issuer by the holder or for which the issuer has an obligation to market such stock (or other ownership interests) to a third party for the holder; provided that there shall not be taken into account in the determination of Consolidated Tangible Net Worth any adjustments to equity resulting from changes in statutory tax rates.

     "Convert", "Conversion" and "Converted" each refers to (a) a conversion of U.S. Advances of one U.S. Type into U.S. Advances of another U.S. Type pursuant to Section 2.08, 2.14 or 2.15, (b) a conversion of BA Obligations into Canadian Prime Rate Advances pursuant to Section 2.14 or 2.19 or (c) a conversion of Canadian Prime Rate Advances into BA Obligations pursuant to Section 2.19.

     "Debt" of any Person means, without duplication, (i) all gold loans of such Person and all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of such Person's business), (iv) all obligations of such Person as lessee under Capitalized Leases, (v) the aggregate amount of all accounts receivable of such Person sold from time to time net of all collections received on, and all write-offs in accordance with GAAP of, such accounts receivable, (vi) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (vii) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock prior to March 31, 2003, valued, in the case of preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends but excluding any such obligation to the extent the consideration to be paid consists of capital stock of such Person or warrants, rights or options to acquire such capital stock or cash payments in respect of fractional shares of such stock, (ix) all obligations of such Person in respect of Prepaid Forward Sales Agreements, (x) all obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources to the extent treated as a liability in accordance with GAAP (but excluding royalty payments and similar payment obligations to governmental entities), (xi) all Debt of others referred to in clauses (i) through (x) above or clause (xii) below to the extent guaranteed directly or indirectly in any manner by such Person, or to the extent in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and
(xii) all Debt referred to in clauses (i) through (xi) above secured by (or for which the holder of such Debt has a right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, with the amount, determined for calculation purposes hereof, of each such non-assumed Debt to equal the greater of the book value or the fair market value (reasonably determined from time to time) of the property subject to such Lien.

     "Default" means any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defined Dividend Restriction" of any Person means any restriction on the making by such Person of any dividend, distribution or advance to any Upstream Owner of such Person imposed by (i) any consensual arrangement or (ii) any non-consensual restriction (other than restrictions imposed by corporation, partnership or comparable statutes that limit dividends to available capital and surplus) that is detrimental in any material respect to either Borrower.

     "Designation Notice" has the meaning specified in Section 2.16.

     "Disclosed Litigation" means the litigation described on Schedule III.

     "Dividend Restricted Subsidiary" means (i) each Subsidiary of either Borrower that is subject to any Defined Dividend Restriction and (ii) each Subsidiary of either Borrower any Upstream Owner of which (other than the U.S. Borrower) is subject to any Defined Dividend Restriction.

     "Dollars", "$", "U.S. Dollars" and "U.S. $" each means lawful money of the United States of America.

     "Draft" means a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on any Canadian Bank, in substantially the form of Exhibit K-1, with respect to any such bill of exchange drawn on Citibank Canada, Exhibit K-2, with respect to any such bill of exchange drawn on Royal Bank of Canada, or Exhibit K-3, with respect to any such bill of exchange drawn on any other Canadian Bank, and which, except as otherwise provided herein, has not been completed or accepted by such Bank.

     "Drawing" means (a) the simultaneous acceptance of Drafts and purchase of Bankers' Acceptances by the Canadian Banks, and (b) for any Canadian Bank which is not a bank under the Bank Act (Canada) or that is otherwise unable to complete and accept bankers' acceptances in Canada, the purchase of a BA Equivalent Note, in each case in accordance with Section 2.03(a) or Section 2.19.

     "Drawing Fee" means, with respect to each BA Obligation, an amount equal to (a) the percentage set forth in the "Drawing Fee" row of the Pricing Grid for the relevant Performance Pricing Level in effect on the date of the Drawing or renewal of, or Conversion into, as the case may be, such BA Obligation multiplied by (b) the Face

Amount of such BA Obligation, calculated on the basis of the term to maturity of such BA Obligation and a year of 365 (or, in the case of a leap year, 366) days.

     "Drawing Purchase Price" means, with respect to each BA Obligation to be purchased and/or accepted by any Canadian Bank, at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (i) the aggregate Face Amount of such BA Obligation, by (ii) the sum of (A) one plus (B) the product of (1) the Bankers' Acceptance Rate (expressed as a decimal) for such BA Obligation multiplied by (2) a fraction the numerator of which is the number of days in the term to maturity of such BA Obligation and the denominator of which is 365 (or, in the case of a leap year, 366) days.

     "EBITDA" means for any period the sum, without duplication, of (i) the Consolidated net income (or loss) of the U.S. Borrower and its Subsidiaries (other than Dividend Restricted Subsidiaries) for such period determined in accordance with GAAP plus (ii) to the extent included in the determination of such net income (or loss), the Consolidated charges for such period for net interest, depreciation, depletion and amortization plus (iii) to the extent not included in the determination of such income (or loss), cash distributions and debt service payments actually received by either Borrower from any other Person (including from any Dividend Restricted Subsidiaries) plus (or, if there is a benefit from income taxes, minus) (iv) to the extent included in the determination of such net income, the amount of the provision for or benefit from U.S. income taxes and Canadian income and mining taxes; provided that in determining such Consolidated net income, such Consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) (a) pre-tax gains or losses on any sale, transfer or other disposition (other than any sale or transfer described in clause (a) or clause (d) of Section 5.02(j)) of any property by either Borrower or any Subsidiary of either Borrower if such sale, transfer or other disposition results in a pre-tax gain or loss in excess of $250,000 individually, (b) all extraordinary gains and extraordinary losses, prior to applicable income taxes, and (c) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes.

     "Eligible Assignee" means (i) any Bank, (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of U.S. $1,000,000,000, (iii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of U.S. $1,000,000,000, (iv) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of U.S. $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (iv), (v) the central bank of any country that is a member of the OECD, and (vi) any other Person approved by the U.S. Administrative Agent and the U.S. Borrower, such approval on the part of each not to be unreasonably withheld or delayed (without limiting the foregoing, it is agreed that is reasonable for the U.S. Borrower to withhold such approval if an assignment to an Eligible Assignee hereunder would increase at the time of such assignment any amount payable by either Borrower hereunder (including the withholding taxes required to be paid by either Borrower under Section 2.12)); provided that a finance company, insurance company or fund (whether a corporation, partnership, trust or other entity) shall be subject to approval of the U.S. Borrower and the U.S. Administrative Agent, each in its sole discretion; and provided further that neither Borrower nor any Affiliate of either Borrower shall be an Eligible Assignee.

     "Environmental Action" means any action, suit, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including
(a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or (based on any violation of Environmental Law or any governmental action) any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any federal, state, provincial, local or foreign statute, law, ordinance, rule, regulation or code, and any order, judgment or decree, in the case of all of the foregoing applicable to a Borrower, any Consolidated Subsidiary or any property of any Borrower or any Consolidated Subsidiary, and also in each case relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, license or other authorization required under any Environmental Law.

     "Equity Proceeds" means the cash proceeds received by the U.S. Borrower from the sale or issuance of capital stock of the U.S. Borrower, net of underwriting discounts and commissions and out-of- pocket costs and expenses incurred in connection therewith.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the U.S. Borrower's controlled group, or under common control with the U.S. Borrower, within the meaning of Section 414(b) or (c) of the Code.

     "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan;
(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of either Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by either Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any U.S. Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on
Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its U.S. Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the U.S. Borrower and the U.S. Administrative Agent.

     "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same U.S. Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. Dollars are offered by the principal office of each of the U.S. Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the U.S. Administrative Agent on the basis of the applicable rates furnished to and received by the U.S. Administrative Agent from the U.S. Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

     "Eurodollar Rate Advance" means a U.S. Advance that bears interest as provided in Section 2.06(a)(ii).

     "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 6.01.

     "Exchangeable Shares" means the Exchangeable Shares of the Canadian Borrower as defined in the Joint Proxy Statement.

     "Excluded Taxes" means (i) in the case of each Bank and each Administrative Agent, (A) taxes imposed by any jurisdiction on its overall net income and capital taxes imposed by Canada or any province or territory thereof, and (B) franchise taxes imposed on or measured by net income or capital or imposed on it in lieu of net income taxes, in each case imposed by the United States or by the jurisdiction under the laws of which such Bank or such Administrative Agent (as the case may be) is organized or any political subdivision of any of the foregoing, and (ii) in the case of each Bank, (1) franchise taxes imposed on or measured by net income or capital or imposed on it in lieu of net income taxes, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof, (2) Canadian withholding taxes in respect of payments of interest to such Bank on an Advance to the Canadian Borrower due to the funding by such Bank of such Advance from a United States lending office if such Bank is not prohibited from establishing and funding Advances to the Canadian Borrower from a Canadian affiliate that would not be subject to such withholding taxes, and (3) U.S. withholding taxes in respect of payments of interest to such Bank on an Advance to the U.S. Borrower due to the funding by such Bank of such Advance from a Canadian lending office if such Bank is not prohibited from establishing and funding Advances to the U.S. Borrower from a U.S. affiliate that would not be subject to such withholding taxes.

     "Face Amount" means, with respect to any BA Obligation, the amount payable to the holder of such BA Obligation on its then existing Maturity Date.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

     "Financial Statements" means the Consolidated balance sheet and other financial statements of the U.S. Borrower and the Consolidated Subsidiaries as at December 31, 1995 referred to in Section 4.01(f)(i), copies of which have been furnished to each Bank listed on the signature pages hereof.

     "Fiscal Year" means a fiscal year of the U.S. Borrower ending on December 31 in any calendar year.

     "Fixed Charges" means, for any period, the total amount paid by the Borrowers and their respective Subsidiaries (other than Dividend Restricted Subsidiaries) on a consolidated basis during such period in respect of preferred stock dividends and interest on indebtedness (determined in accordance with GAAP) of the Borrowers and their respective Subsidiaries (other than Dividend Restricted Subsidiaries), including payments under Capital Lease Obligations that are recorded as interest in accordance with GAAP and the net payments, if any, under interest Hedge Agreements that are recorded as interest in accordance with GAAP.

     "Funded Debt" of any Person means all indebtedness of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

     "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a basis consistent with those applied in the preparation of the Financial Statements, except for changes permitted by
Section 5.02(g).

     "Guaranty" means the Guaranty duly executed by the U.S. Borrower in substantially the form of Exhibit I.

     "Hazardous Materials" means any chemicals, materials or substances, including any petroleum and petroleum products and their byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, in each case designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward rate transactions, commodity swap agreements, commodity futures, forwards and option contracts and other similar agreements.

     "Indemnified Party" means each of the Administrative Agents, the Banks, the Arranger and each director, officer, employee, Affiliate, advisor and agent of either Administrative Agent, any Bank or the Arranger.

     "Information Memorandum" means the Confidential Information Memorandum dated February, 1997, a copy of which has been delivered to each of the Banks listed on the signature pages hereof.

     "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

     "Interest Period" means, for each Eurodollar Rate Advance or CD Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any U.S. Advance into such an Advance and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Eurodollar Rate Advance, one, two, three, six or (with the consent of all U.S. Banks as to each nine month Interest Period) nine months, and (b) in the case of a CD Rate Advance, 30, 60, 90 or 180 days, in each case as such Borrower may, upon notice received by the U.S. Administrative Agent not later than 11:00 A.M. (New York City time) on the third U.S. Business Day prior to the first day of such Interest Period, select; provided that:

     (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

     (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (iii) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

     (iv) the Borrower may not select an Interest Period for any Advance if the last day of such Interest Period would be later than the Termination Date or if any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing at the time of selection.

     "Inti Raymi" means Empresa Minera Inti Raymi S.A., a Bolivian Sociedad Anonima.

     "Investment" means, as applied to any Person, any direct or indirect (whether in cash or other property) (i) purchase or other acquisition by such Person of any interest in stock, partnership interest, other ownership or profit interest, warrants, rights, options, obligations or other securities of any other Person, (ii) loan, advance or other Debt made by such Person to any other Person, (iii) guaranty, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, or (iv) capital contribution or other investment by such Person in any other Person, including any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (xi) or clause (xii) of the definition herein of "Debt." The amount of any Investment shall be the amount that would be shown on such Person's financial statements in respect of such Investment plus the pre-tax amount of write-downs and write-offs with respect to such Investment since the date hereof (determined in accordance with GAAP).

     "Investment Fund" means (i) any single customer account, pooled separate account or general account of an insurance company, or any other account, the assets of which could be considered "plan assets" of any Plan under any of Sections 3, 401, or 403 or ERISA, (ii) any individual trust or common, collective or group trust maintained by any bank, or any other trust, the assets of which could be considered "plan assets" of any Plan under any of
Section 3, 401 or 403 of ERISA, or (iii) any entity or fund not previously mentioned whose underlying assets include "plan assets" of any Plan by reason of the investment in the entity or fund by an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of
Section 4975(e)(1) of the Code) and the application of the U.S. Department of Labor's "plan asset regulation."

     "Joint Proxy Statement" means the Joint Management Information Circular and Proxy Statement dated June 7, 1996 of the Borrowers, a copy of which has been delivered to each Bank listed on the signature pages hereof.

     "Lien" means any mortgage, pledge, security interest, lien, charge, deed of trust, encumbrance or any other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise, and whether or not filed, recorded or otherwise perfected under applicable law (including any production payment treated as a liability under GAAP, advance payment or similar arrangement with respect to minerals in place (but in all events excluding interests arising under obligations in the nature of royalty or other similar types of payments to governmental entities not treated as a liability under GAAP), any agreement to grant any Lien, the interest of a vendor or lessor under any conditional sale or other title retention agreement, Capitalized Lease or sale leaseback transaction and any agreement to file any financing statement or other Lien perfection document to secure an obligation).

     "Loan Documents" means this Agreement, the Guaranty, the Notes, the Drafts, Bankers' Acceptances and the BA Equivalent Notes.

     "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), operations, properties or reasonably foreseeable prospects of the U.S. Borrower and the Consolidated Subsidiaries, taken as a whole.

     "Maturity Date" means, for each BA Obligation comprising part of the same Drawing, the date on which the Face Amount for such BA Obligation becomes due and payable in accordance with the provisions set forth below, which shall be a Canadian Business Day occurring 1, 2, 3 or (with the consent of all Canadian Banks as to each selection by the Canadian Borrower of 6 months ) 6 months after the date on which such BA Obligation is purchased and/or accepted as part of any Drawing, as the Canadian Borrower may select upon notice received by the U.S. Administrative Agent not later than 12:00 noon (New York City time) on the third Canadian Business Day prior to the date on which such BA Obligation is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); provided that:

              (a) such Borrower may not select any Maturity Date for any BA Obligation that occurs after the Termination Date;

              (b) such Borrower may not select any Maturity Date with respect to any BA Obligation if any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing at the time of selection;

              (c) the Maturity Date for all BA Obligations comprising part of the same Drawing shall occur on the same date; and

              (d) whenever the Maturity Date for any BA Obligation would otherwise occur on a day other than a Canadian Business Day, such Maturity Date shall be extended to occur on the next succeeding Canadian Business Day.

     "Maximum Commitment" means, with respect to any Bank at any time, the amount set forth opposite such Bank's name on Schedule II under the caption "Maximum Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the U.S. Administrative Agent pursuant to Section 8.08(c) as such Bank's "Maximum Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.04(c).

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt ratings business.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the U.S. Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the U.S. Borrower or any ERISA Affiliate and at least one Person other than the U.S. Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the U.S. Borrower or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NML" means Niugini Mining Limited, a Papua New Guinea corporation.

     "NML Subsidiaries" means each Subsidiary of NML (other than any such Subsidiary transferred by either Borrower or any of their respective Subsidiaries to NML or a Subsidiary of NML if the transfer was not effected as a sale or other transfer pursuant to clause (h) of Section 5.02(j)).

     "Note" means a U.S. Note or a Canadian Note.

     "Notice of Canadian Borrowing" has the meaning specified in Section
2.02(b).

     "Notice of Drawing" has the meaning specified in Section 2.03(a).

     "Notice of U.S. Borrowing" has the meaning specified in Section 2.02(a).

     "OECD" means the Organization for Economic Cooperation and Development.

     "Other Taxes" has the meaning specified in Section 2.12(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Performance Pricing Level" means the applicable category (being Level I, Level II, Level III, Level IV or Level V) of pricing criteria contained in
Schedule I, which is based on the actual or implied (as contemplated by footnote 1 to Schedule I) rating by S&P or Moody's of the U.S. Borrower's senior unsecured long-term debt (or if no such ratings exist, the ratios of Total Consolidated Debt to Total Capitalization and EBITDA to Fixed Charges).

     "Permitted Investments" means

              (a)     Investments in cash and Cash Equivalents;

              (b)     Investments consisting of intercompany Debt permitted by
Section 5.02(b) (other than paragraphs (x) and (xi) thereof);

              (c) other investments existing on the date hereof and described on Schedule IV and any renewal, extension or refinancing thereof in an amount not greater than the outstanding amount thereof at the time of such renewal, extension or refinancing;

              (d) (i) Investments by the U. S. Borrower in the Canadian Borrower and (ii) Investments in Consolidated Subsidiaries (other than any Dividend Restricted Subsidiary);

              (e) purchases of all or any portion of the equity interests that are not owned on the date hereof by either Borrower or any

Subsidiary of either Borrower in any of the Consolidated Subsidiaries as of the date hereof;

              (f) Investments in any newly acquired or newly formed Subsidiary that, immediately after such acquisition or formation, (i) is at least 90% owned, directly or indirectly, by the U.S. Borrower, and (ii) is not a Dividend Restricted Subsidiary;

              (g) reasonable loans and advances to employees of either Borrower or any of their Subsidiaries in the ordinary course of business and reasonable loans to officers and directors of either Borrower or any of their Subsidiaries;

              (h) Investments by the U.S. Borrower in respect of the Crown Jewel project pursuant to obligations existing on the date hereof and described in Schedule IX; and

              (i) other Investments the outstanding amount of which shall not exceed U.S. $150,000,000 in the aggregate at any time.

     "Permitted Liens" means the following Liens (except that any Lien arising under or in connection with ERISA or any Plan shall not be a "Permitted Lien"):

              (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(d) hereof;

              (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

              (c) pledges or deposits to secure obligations of the Borrowers and their Subsidiaries under workers' compensation laws, unemployment insurance programs or similar legislation or to secure public or statutory obligations of the Borrowers and their Subsidiaries;

              (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes in each case in a manner that materially interferes in the conduct of the business of the Borrowers and their Subsidiaries, taken as a whole;

              (e) Liens that (i) exist on the date hereof and (ii) if material, are described in the Information Memorandum;

              (f) Liens on property of a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of either Borrower and not created in contemplation thereof (and, in the event either NML or CBR becomes a Wholly-Owned Subsidiary of the U.S. Borrower, Liens on the property of NML or CBR, as the case may be, existing at the time it becomes such a Wholly-Owned Subsidiary);

              (g) Any Lien on assets acquired by a Borrower securing Debt assumed by such Borrower pursuant to its acquisition of such assets if such Debt is permitted by Section 5.02(b)(viii);

              (h)     in addition to the Liens covered in paragraphs (f), (g),
(i) and (j) of this definition, (A) the interest of the lessor under any Capitalized Lease permitted by Section 5.02(b)(iii) in the assets covered by such Capitalized Lease, and (B) purchase money Liens on any property acquired (directly or indirectly through the acquisition of an ownership interest in the entity owning such property) by either Borrower or any Subsidiary of either Borrower to secure the purchase price of such property or to secure purchase money Debt incurred solely for the purpose of financing the direct or indirect acquisition of such property (whether such Debt is incurred directly from the transferor of such property or indirectly from a lender to finance such acquisition) or extensions, renewals or replacements of any such Capital Lease, purchase money Lien or purchase money Debt for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property covered by such Capitalized Lease or the property being acquired and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the Debt secured by the Liens referred to in clause (A) of this paragraph (h) shall not exceed U.S. $50,000,000 at any time outstanding, and the principal amount of the Debt or other obligation secured by any Lien on acquired property pursuant to clause
(B) of this paragraph (h) shall not exceed 90% of the fair market value of such property;

              (i) Liens upon property of any Project Financing Subsidiary or any Related Project Entity thereof securing Project Financing Debt of such Subsidiary or Liens of the stock of such Project Financing Subsidiary or any Related Project Entity thereof (including Liens on the stock of Inti Raymi and the assets of Inti Raymi, in each case related to Project Financing Debt for so long as it is a Project Financing Subsidiary);

              (j) Liens securing indebtedness for borrowed money (including under a financing lease) of the Borrowers and their Subsidiaries if the interest on such indebtedness is excludable from gross income of the holder of such indebtedness pursuant to Section 103 of the Code and if such Liens cover only the property being acquired, constructed or improved by the Borrowers and their Subsidiaries with the proceeds of such indebtedness and any related property acquired in connection with such indebtedness and any related after acquired property;

              (k) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Debt or gold obligations), statutory obligations, surety and customs bonds and other obligations of like nature, incurred by a Borrower or any Subsidiary of a Borrower as an incident to and in the ordinary course of business, Liens securing appeal bonds of any Borrower or any such Subsidiary in the ordinary course of business and Liens securing other appeal bonds of any Borrower or any such Subsidiary so long as the aggregate value of assets subject to such other appeal bonds in the aggregate does not exceed $5,000,000;

              (l) statutory landlord's Liens under any real property lease not prohibited by this Agreement to which either Borrower or any Subsidiary of either Borrower is a party and consensual Liens securing rent under any such lease;

              (m) Liens arising out of judgments (other than any judgment described in Section 6.01(f) and constituting an Event of Default) in respect of which either Borrower or any of their Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which such Borrower or such Subsidiary, as the case may be, shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that such Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment;

              (n) any arrangement with respect to a joint venture to which either Borrower or any of their Subsidiaries is a party where legal title to assets in which either Borrower or any of their Subsidiaries has a beneficial interest is held in the name of the operator or any other joint venturer party to such joint venture or in the name of the joint venture if such arrangement is not for the purpose of securing Debt;

              (o) the paramount rights of the United States, Canada or any other domestic governmental authority or any foreign governmental authority in and to any unpatented mining or mill site claims or leases held by either Borrower or any of their Subsidiaries;

              (p) Liens on the property being developed or operated by a joint venture to which either Borrower or any of their Subsidiaries is a party in favor of the operator or another joint venturer party to such joint venture securing the respective obligations of the joint venturers party to such joint venture to advance funds or reimburse advances of funds or to perform obligations under the applicable joint venture agreement;

              (q) Liens arising under customary joint venture agreement provisions on a joint venturer's interest in such joint venture to secure obligations (other than Debt) thereunder of such venturer to the other joint venturers;

              (r) Liens arising in the ordinary course of business on minerals of the Borrowers and their Subsidiaries and real property related thereto acquired after the date hereof related to the operation of such real property which customarily arise in the mining business (and not in connection with borrowed money or other Debt) under production sales agreements, division orders, operating agreements, and other agreements for processing, producing, transporting, marketing and exchanging produced metals;

              (s) Liens arising under obligations in the nature of royalty or other similar types of payments to governmental entities treated as liabilities under GAAP pursuant to a change in GAAP after the date hereof and existing on the date of such change in GAAP; and

              (t) other Liens securing Debt and other obligations of the Borrowers and their Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed U.S. $1,000,000.

     "Permitted Prepaid Forward Sales" means prepaid forward sales of metals if
(i) the total outstanding amount so prepaid for all such sales does not exceed U.S. $10,000,000 in the aggregate as of any date of determination, (ii) the term of each such sale does not exceed one month, and (iii) each such sale and the related prepayment occur in the ordinary course of business.

     "Permitted Restrictions" means (i) restrictions on any Subsidiary of either Borrower that is acquired after the date hereof to the extent existing on the date of acquisition and not created in contemplation thereof, (ii) restrictions on any Subsidiary of either Borrower set forth in the agreements governing tax-exempt Debt of such Subsidiary permitted by Section 5.02(b)(x),
(iii) restrictions on Inti Raymi existing on the date hereof in connection with its financing agreements and (iv) restrictions on any other Project Financing Subsidiary or Related Project Entity thereof set forth in the agreements governing permitted Project Financing Debt of such Project Finance Subsidiary.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Plan" means a Single Employer Plan, a Multiple Employer Plan or a Multiemployer Plan, in each case that is subject to ERISA.

     "Pre-Commitment Information" means all information delivered by the Borrowers to any Bank listed on the signature pages hereof prior to its becoming a party hereto.

     "Preferred Stock" (whether or nor capitalized) means, as applied to any Person, shares of capital stock or other ownership interests of such Person which shall be entitled to preference or priority over any other shares of capital stock or other ownership interests of such Person in respect of either the payment of dividends or distributions or the distribution of assets upon liquidation.

     "Prepaid Forward Sales Agreements" means physical delivery contracts for which a Person has received or has the right to receive a cash payment in advance of physical delivery of the subject commodity and which would be reflected in the financial statements or footnotes thereto of such Person in accordance with GAAP and each Hedge Agreement for which the termination value immediately after the inception of such Hedge Agreement is not zero (excluding customary bid/ask differentials for market level transactions).

     "Pricing Grid" means the pricing information set forth in Schedule I, including the footnotes thereto.

     "Project Financing Debt" means Debt incurred by a Project Financing Subsidiary to finance the acquisition (including any acquisition from either Borrower or any Subsidiary of either Borrower) or construction of a mineral property and related facilities (excluding any facilities existing as of the date hereof and excluding any and all proven and probable reserves as of the date hereof disclosed in the Information Memorandum, in each case at the Golden Giant, Battle Mountain Complex (other than the Phoenix Project) or Holloway properties or any interests in any such facilities or reserves), which Debt does not permit or provide for recourse (whether by guaranty or otherwise) against either Borrower (other than a completion guaranty of such facility by the U.S. Borrower and a financing guaranty by the U.S. Borrower pending such completion) or any Subsidiary of either Borrower (other than the Project Financing Subsidiary that is to acquire or construct such facility, any of its Related Project Entities and any of its Subsidiaries that is a Project Financing Subsidiary) or to any of their respective properties (other than the stock of the Project Subsidiary that is to acquire or construct such facility, any of its Related Project Entities and any of its Subsidiaries that is a Project Financing Subsidiary).

     "Project Financing Subsidiary" means a Subsidiary of the U.S. Borrower created after the date hereof that is formed and operated for the sole purpose of developing and operating a mineral property and related facilities (and that does not own or operate, and such property and facilities do not otherwise include, any facilities existing as of the date hereof or any proven and probable reserves as of the date hereof disclosed in the Information Memorandum, in each case at the Golden Giant, Battle Mountain Complex (other than the Phoenix Project) or Holloway properties, or any interests in any such facilities or reserves), and the financing for which is obtained on a basis as to which there is no recourse (by guaranty or otherwise) to either Borrower (other than a completion guaranty of such facility by the U.S. Borrower and a financing guaranty by the U.S. Borrower pending such completion) or any Subsidiary of either Borrower (other than such Project Financing Subsidiary that is to develop and operate such facility, any of its Related Project Entities or any of its Subsidiaries that is a Project Financing Subsidiary) or to any of their respective properties (other than the stock or other equity interest in such Project Financing Subsidiary that is to develop and operate such facility, any of its Related Project Entities or any of its Subsidiaries that is a Project Financing Subsidiary).

     "Property" or "asset" (in each case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Ratio Reduction Percentage" has the meaning set forth in Section 5.02(d).

     "Reference Bank" means a U.S. Reference Bank or a Canadian Reference Bank.

     "Register" has the meaning specified in Section 8.08(c).

     "Regulation G" means Regulation G of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Related Project Entity" of any Project Financing Subsidiary means a Subsidiary of a Borrower that is formed and operated for the primary purpose of performing some aspect of developing and operating a mineral property and related facilities of such Project Financing Subsidiary, but that is not itself a Project Financing Subsidiary. Without limiting the foregoing, Servicios de Maquinarias y Transporte, S.A. is a Related Project Entity of Inti Raymi.

     "Representative" shall mean, with respect to any Person, officers, directors, agents, employees, auditors, accountants, counsel and other advisors of such Person.

     "Required Banks" means at any time Banks owed or holding at least 66 2/3% of the sum of (i) the aggregate Face Amount of all BA Obligations outstanding at such time plus (ii) the aggregate principal amount of the Advances owing to the Banks outstanding at such time (in the case of BA Obligations and Canadian Advances, determined on the basis of the then U.S. Dollar Equivalent thereof), or, if no such principal amount is then outstanding, Banks having at least 66 2/3% of the total Commitments; provided that for purposes of Sections 2.02(a) and 2.08(d), "Required Banks" shall mean at any time U.S. Banks owed or holding at least 66 2/3% of the aggregate principal amount of the U.S. Advances owing to the U.S. Banks outstanding at such time, or if no such principal amount is then outstanding, U.S. Banks having at least 66 2/3% of the total Commitments held by the U.S. Banks; and provided further that for purposes of Sections 2.02(b), 2.03(a) and 2.04(d), "Required Banks" shall mean at any time Canadian Banks owed or holding at least 66 2/3% of the sum of (i) the aggregate Face Amount of all BA Obligations outstanding at such time plus (ii) the aggregate principal amount of the Canadian Advances owing to the Canadian Banks outstanding at such time, or if no such principal amount is then outstanding, Canadian Banks having at least 66 2/3% of the total Commitments held by the Canadian Banks.

     "Restricted Payment" means any direct or indirect dividend or distribution (whether in cash, securities or other property) or any direct or indirect payment of any kind or character (whether in cash, securities or other property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any capital stock of the U.S. Borrower, any other ownership interest of the U.S. Borrower or any of the Exchangeable Shares or any options, warrants or rights to purchase or acquire any such capital stock, any such other ownership interest or any of the Exchangeable Shares; provided that the term "Restricted Payment" shall not include (a) any dividend or distribution payable solely in shares of common stock of the U.S. Borrower or Exchangeable Shares of the Canadian Borrower or warrants, options or other rights to purchase such stock, or (b) cash payments not exceeding $1,000,000 in the aggregate made (i) in lieu of fractional shares of such stock or (ii) directly or indirectly in connection with the "Rights" or "Exchangeable Share Rights" as such terms are defined in the Joint Proxy Statement.

     "Revolving Credit Facility" means, at any time, the aggregate amount of the Commitments of the Banks at such time.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof, or any successor to its debt ratings business.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the U.S. Borrower or any ERISA Affiliate and no Person other than the U.S. Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the U.S. Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Subordinated Debt" means (a) the 6% Convertible Subordinated Debentures of the U.S. Borrower due 2005 in the aggregate principal amount of U.S. $100,000,000 issued pursuant to the Subordinated Debt Fiscal and Paying Agency Agreement dated as of January 4, 1990 (the "6% Convertible Subordinated Debentures"), and (b) Debt for money borrowed for which the U.S. Borrower is directly and primarily obligated which arises after the date hereof which is subordinate in right of payment to the payment of the principal of and interest on the Notes and the Guaranty either (i) substantially at least to the extent and in the manner the 6% Convertible Subordinated Debentures are subordinate to the payment of the principal of and interest on the Notes or (ii) otherwise in a manner satisfactory to the Required Banks, provided that Subordinated Debt under this clause (b) shall not have a stated maturity prior to March 31, 2003

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation or entity (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, joint venture, or other entity, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that (i) the Canadian Borrower will not be considered to be a Subsidiary of the U.S. Borrower, except for purposes of the definition herein of "Consolidated Subsidiaries", (ii) unless CBR becomes a Wholly-Owned Subsidiary of either Borrower, neither CBR nor any of the CBR Subsidiaries will be considered to be a Subsidiary of either Borrower, except for purposes of the first two sentences of Section 4.01(g), Sections 4.01(h) and 4.01(n) and the definitions herein of "Consolidated Subsidiaries", "Dividend Restricted Subsidiary" and "Upstream Owner" and (iii) unless NML becomes a Wholly-Owned Subsidiary of either Borrower, neither NML nor any of the NML Subsidiaries will be considered to be a Subsidiary of the U.S. Borrower, except for purposes of the first sentence of Section 4.01(g), Sections 4.01(h) and 4.01(n) and the definitions herein of "Consolidated Subsidiaries", "Dividend Restricted Subsidiary" and "Upstream Owner".

     "Taxes" has the meaning specified in Section 2.12(a).

     "Termination Date" means March 31, 2002, or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01.

     "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the
PBGC), or an event described in Section 4062(e) of ERISA, (ii) the distribution of a notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA,
(iii) the institution of proceedings to terminate a Plan by the PBGC under
Section 4042 of ERISA, or (iv) any other event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Total Capitalization" means at any date the sum of Total Consolidated Debt at such date plus Consolidated Tangible Net Worth at such date.

     "Total Consolidated Debt" means at any date the sum, without duplication, of the following at such date:

              (a) indebtedness for borrowed money of the U.S. Borrower and the Consolidated Subsidiaries determined in accordance with GAAP (including Debt referred to in any of clauses (i), (ii), (iii), (vi) and (x) of the definition herein of "Debt", to the extent such Debt would be included as indebtedness of the U.S. Borrower or any of the Consolidated Subsidiaries in accordance with GAAP), plus

              (b) all obligations of the U.S. Borrower and the Consolidated Subsidiaries under Capitalized Leases determined in accordance with GAAP, plus

              (c) the aggregate principal amount of all accounts receivables sold by the U.S. Borrower or any Consolidated Subsidiary from time to time net of all collections received on, and write-offs in accordance with GAAP of, such accounts receivable, plus

              (d) the liability or contingent liability of the U.S. Borrower and the Consolidated Subsidiaries pursuant to Prepaid Forward Sales Agreements (other than Permitted Prepaid Forward Sales) as determined in accordance with GAAP, plus

              (e) the liability of the U.S. Borrower and the Consolidated Subsidiaries referred to in clause (x) of the definition herein of "Debt" (to the extent not included pursuant to clause (a) of this definition), plus

              (f) the present value (discounted at the per annum interest rate on five-year U.S. treasury notes at the date of determination) of operating lease payments in excess of U.S. $10,000,000 in any year for which the U.S. Borrower or any of the Consolidated Subsidiaries is liable, plus

              (g) guaranties by the U.S. Borrower or any of the Consolidated Subsidiaries of the obligations of Persons other than any Consolidated Subsidiary; provided that the guaranty by NML set forth in the Completion Agreement executed in 1995 among NML, The RTZ Corporation PLC, The Independent State of Papua New Guinea, as sponsors, and Union Bank of Switzerland, as agent, guaranteeing debt associated with the Lihir project will not be considered "Total Consolidated Debt" unless NML is required to consolidate any such debt on its balance sheet; plus

              (h) guaranties by the U.S. Borrower or any of the Consolidated Subsidiaries of the obligations of any Consolidated Subsidiary of any type referred to in any of paragraphs (a), (b), (c), (d) and (e) of this definition to the extent such obligations are not already included in Total Consolidated Debt pursuant to such paragraphs, plus

              (i) Debt of the U.S. Borrower or any of the Consolidated Subsidiaries referred to in clause (viii) of the definition herein of "Debt".

     "Unused Commitment" means, with respect to any Bank at any time, (i) such Bank's Commitment at such time minus (ii) the sum of the aggregate outstanding principal amount of all Advances owed to such Bank at such time plus the aggregate Face Amount of all BA Obligations purchased and/or accepted by such Bank (in its capacity as a Bank) outstanding at such time (in the case of BA Obligations and Canadian Advances, the amount thereof shall be the then U.S. Dollar Equivalent thereof). All determinations pertaining to the Unused Commitment of any Bank shall be made in U.S. Dollars.

     "Upstream Owner" of any Person means any other Person that directly or indirectly owns (whether through any Subsidiary or otherwise) any capital stock of, interest in the capital or profits of, or beneficial interest in, such first Person.

     "U.S. Administrative Agent" means Citibank in its capacity as U.S. Administrative Agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.06.

     "U.S. Advance" means an advance by a U.S. Bank to the U.S. Borrower pursuant to Section 2.01 and refers to a Base Rate Advance, a CD Rate Advance or a Eurodollar Rate Advance (each of which shall be a "U.S. Type" of U.S. Advance).

     "U.S. Bank" means each Bank listed under the heading "U.S. Banks" on
Schedule II or identified as a U.S. Bank in the Assignment and Acceptance pursuant to which such Bank became a Bank, as the case may be, in each case in its capacity as such.

     "U.S. Borrower" means Battle Mountain Gold Company, a Nevada corporation.

     "U.S. Borrowing" means a borrowing consisting of U.S. Advances of the same U.S. Type made on the same day by the Banks pursuant to Section 2.01 and, in the case of CD Rate Advances and Eurodollar Rate Advances, having Interest Periods of the same duration.

     "U.S. Business Day" means a day (other than a Saturday or Sunday) of the year on which banks are not required or authorized by law to close in New York City and, if the applicable U.S. Business Day relates to any Eurodollar Rate Advance, on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

     "U.S. Dollar Equivalent" of any Canadian Dollar amount means, on any date of determination, the U.S. Dollar equivalent of such Canadian Dollar amount determined by the U.S. Administrative Agent by using the quoted spot rate at which Citibank's principal office in Toronto offers to exchange U.S. Dollars for Canadian Dollars in Toronto at 11:00 a.m. (New York City time) on such date, which determination shall be conclusive in the absence of manifest error, or if such principal office is not then quoting such a rate, then such rate as shown on page BOFC of the Reuters screen at such time on such date.

     "U.S. Domestic Lending Office" means, with respect to any U.S. Bank, the office of such Bank specified as its "U.S. Domestic Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the U.S. Borrower and the U.S. Administrative Agent.

     "U.S. Note" means a promissory note of the U.S. Borrower payable to the order of any U.S. Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the U.S. Borrower to such Bank resulting from the U.S. Advances owing to such Bank.

     "U.S. Percentage" has the meaning specified in Section 2.16.

     "U.S. Reference Banks" means Citibank and Canadian Imperial Bank of
Commerce.

     "U.S. Type" has the meaning specified in the definition of U.S. Advance.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Wholly-Owned Subsidiary" of any Person means a Subsidiary of which (or in which) 100% (including options, warrants and other rights to acquire) of (a) if such Subsidiary is a corporation, the issued and outstanding capital stock having ordinary voting power to elect the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) if such Subsidiary is a limited liability company, partnership or joint venture, the interest in the capital and profits of such limited liability company, partnership or joint venture or (c) if such Subsidiary is a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Wholly-Owned Subsidiaries or by one or more of such Person's other Wholly-Owned Subsidiaries.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     Section 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,".

     Section 1.05. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or (in the absence of such announcement or publication) the effective date of, any change in such rating. In the event the standards for any rating by Moody's or S&P are revised, or such rating is designated differently (such as by changing letter designations to numerical designations), then the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Required Banks in good faith. Long-term debt or preferred stock supported by a letter of credit, guaranty or other similar credit enhancement mechanism shall not be considered as unsecured long-term debt or preferred stock, as the case may be, for purposes of ratings by S&P or Moody's. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt, subordinated unsecured long-term debt or preferred stock of any Person, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of the U.S. Borrower Baa2 and other such debt of the U.S. Borrower Baa3, the senior unsecured long-term debt of the U.S. Borrower shall be deemed to be rated Baa3 by Moody's.

     Section 1.06.    "Knowledge" and "Dispositions".   As used herein,
"knowledge" of either Borrower shall mean the knowledge of any officer of such Borrower. As used herein, "dispose" and "disposition" shall include, without limitation, any disposition by merger, consolidation or amalgamation.


                                   ARTICLE II
                 AMOUNTS AND TERMS OF THE ADVANCES AND DRAWINGS

     Section 2.01. The Advances; Drawings. (a) Each U.S. Bank severally agrees, on the terms and conditions hereinafter set forth, to make U.S. Advances in U.S. Dollars to the U.S. Borrower from time to time on any U.S. Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Bank's Unused Commitment at such time. Each U.S. Borrowing shall be in an aggregate amount of U.S. $10,000,000 or an integral multiple of U.S. $10,000,000 in excess thereof, except that a U.S. Borrowing comprised of Base Rate Advances may be in an amount of U.S. $1,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof, and shall consist of U.S. Advances of the same U.S. Type made on the same day by the U.S. Banks ratably according to their respective Commitments. Within the limits set forth herein, the U.S. Borrower may borrow, prepay pursuant to Section 2.09 and reborrow under this Section 2.01(a) or draw under
Section 2.01(c).

     (b) Each Canadian Bank severally agrees, on the terms and conditions hereinafter set forth, to make Canadian Advances in Canadian Dollars to the Canadian Borrower from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance (determined on the basis of the U.S. Dollar Equivalent thereof) not to exceed such Bank's Unused Commitment at such time. Each Canadian Borrowing shall be in an aggregate amount of C$1,000,000 or an integral multiple of C$100,000 in excess thereof, and shall consist of Canadian Prime Rate Advances made on the same day by the Canadian Banks ratably according to their respective Commitments. Within the limits set forth herein, the Canadian Borrower may borrow, prepay pursuant to Section 2.09 and reborrow under this
Section 2.01(b).

     (c) Each Canadian Bank that is able to complete and accept bankers' acceptances in Canada severally agrees, on the terms and conditions hereinafter set forth, to accept Drafts (each Draft so accepted, a "Bankers' Acceptance") for the account of the Canadian Borrower, and to purchase such Bankers' Acceptances from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined on the basis of the U.S. Dollar Equivalent thereof) for all such Bankers' Acceptances purchased by such Bank at the time of such Drawing not to exceed such Bank's Unused Commitment at such time. Each Canadian Bank that is unable to complete and accept bankers' acceptances in Canada severally agrees, on the terms and conditions hereinafter set forth, to purchase completed Drafts (which have not been and will not be accepted by such Bank or any other Person) (each, a "BA Equivalent Note") for the account of the Canadian Borrower from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined on the basis of the U.S. Dollar Equivalent thereof) for all such BA Equivalent Notes purchased by such Bank at the time of such Drawing not to exceed such Bank's Unused Commitment at such time. Each Drawing shall be comprised solely of Canadian Dollars, shall be in an aggregate Face Amount which, together with any Canadian Prime Rate Advances made in connection with such Drawing, equals C$10,000,000 or an integral multiple of C$100,000 in excess thereof and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of BA Equivalent Notes at or about the same time by the Canadian Banks ratably in accordance with their respective Commitments. Within the limits set forth herein, amounts drawn by the Canadian Borrower under this Section 2.01(c) and repaid from time to time may be redrawn by the Canadian Borrower under this
Section 2.01(c) or borrowed under Section 2.01(b).

              (d) Notwithstanding any other provision in this Agreement, at no time shall there be more than eight Borrowings and Drawings outstanding; provided that for the purposes of this Section 2.01(d), any one or more Base Rate Advances that are outstanding at any one time collectively shall count as a single Borrowing, and any one or more Canadian Prime Rate Advances that are outstanding at any one time collectively shall count as a single Borrowing.

     Section 2.02. Making the Advances. (a) Each U.S. Borrowing shall be made on notice (a "Notice of U.S. Borrowing"), given not later than (i) 10:00 A.M. (New York City time) on the date of a proposed U.S. Borrowing comprised of Base Rate Advances and (ii) 11:00 A.M. (New York City time) on the third Business Day prior to the date of a proposed U.S. Borrowing comprised of Eurodollar Rate Advances or CD Rate Advances, by the U.S. Borrower to the U.S. Administrative Agent, which shall give to each U.S. Bank prompt notice thereof by telecopier. Each Notice of U.S. Borrowing shall be by telecopier, in substantially the form of Exhibit C, specifying therein the requested (i) date of such U.S. Borrowing, (ii) U.S. Type of Advances comprising such U.S. Borrowing (which shall be Base Rate Advances, CD Rate Advances or Eurodollar Rate Advances), (iii) aggregate amount of such U.S. Borrowing, and (iv) if such U.S. Borrowing is to be comprised of Eurodollar Rate Advances or CD Rate Advances, the initial Interest Period for each such Advance. Each Bank shall, before 12:00 noon (New York City time) on the date of such U.S. Borrowing, make available for the account of its Applicable Lending Office to the U.S. Administrative Agent at its address referred to in
Section 8.02, in same day funds, such Bank's ratable portion of such U.S. Borrowing in U.S. Dollars. Promptly after (i) the U.S. Administrative Agent's receipt of such funds and (ii) fulfillment of the applicable conditions set forth in Article III (which fulfillment the U.S. Administrative Agent may assume in the absence of actual knowledge, or notice received from either Borrower or the Required Banks, to the contrary), the U.S. Administrative Agent will make such funds available to the U.S. Borrower at an account in the United States designated by the U.S. Borrower in the Notice of U.S. Borrowing or, if the U.S. Borrower does not so designate, the U.S. Administrative Agent's aforesaid address.

              (b) Each Canadian Borrowing shall be made on notice (a "Notice of Canadian Borrowing"), given not later than 11:00 A.M. (New York City time) on the first Canadian Business Day prior to the date of a proposed Canadian Borrowing, by the Canadian Borrower to the U.S. Administrative Agent, which shall give to each Canadian Bank and the Canadian Administrative Agent prompt notice thereof by telecopier. Each Notice of Canadian Borrowing shall be by telecopier, in substantially the form of Exhibit D, specifying therein the requested (i) date of such Canadian Borrowing, and (ii) aggregate amount of such Canadian Borrowing. Each Bank shall, before 12:00 noon (New York City time) on the date of such Canadian Borrowing, make available for the account of its Applicable Lending Office to the Canadian Administrative Agent at its address referred to in Section 8.02, in same day funds, such Bank's ratable portion of such Canadian Borrowing in Canadian Dollars. Promptly after (i) the Canadian Administrative Agent's receipt of such funds and (ii) fulfillment of the applicable conditions set forth in Article III (which fulfillment the Canadian Administrative Agent may assume in the absence of actual knowledge, or notice received from either Borrower or the Required Banks, to the contrary), the Canadian Administrative Agent will make such funds available to the Canadian Borrower at an account in Canada designated by the Canadian Borrower in the Notice of Canadian Borrowing or, if the Canadian Borrower does not so designate, the Canadian Administrative Agent's aforesaid address.

              (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances or CD Rate Advances, the U.S. Borrower shall indemnify each Bank against any loss, cost or expense actually incurred by such Bank as a result of any failure by the U.S. Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

              (d) Unless the Administrative Agent to which a Notice of U.S. Borrowing or a Notice of Canadian Borrowing has been given shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to such Administrative Agent such Bank's ratable portion of such Borrowing, such Administrative Agent may assume that such Bank has made such portion available to such Administrative Agent on the date of such Borrowing in accordance with this Section 2.02 and such Administrative Agent may, in reliance upon such assumption, make available to the appropriate Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to such Administrative Agent, such Bank and the Borrower receiving such corresponding amount severally agree to repay to such Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, (a) if such Borrowing is a U.S. Borrowing, the Federal Funds Rate and (b) if such Borrowing is a Canadian Borrowing, the Canadian Interbank Rate. If such Bank shall repay to such Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for all purposes.

              (e) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

              (f) The indebtedness of the U.S. Borrower to each U.S. Bank resulting from Advances owing to such Bank shall be evidenced by a U.S. Note payable to the order of such Bank in substantially the form of Exhibit A. The indebtedness of the Canadian Borrower to each Canadian Bank resulting from Advances owing to such Bank shall be evidenced by a Canadian Note payable to the order of such Bank in substantially the form of Exhibit B.

     Section 2.03. Drawings of BA Obligations. (a) Each Drawing shall be made on notice, given not later than 12:00 noon (New York City time) on the third Canadian Business Day prior to the date of the proposed Drawing, by the Canadian Borrower to the U.S. Administrative Agent, which shall give the Canadian Administrative Agent and each Canadian Bank prompt notice thereof by telecopier. Each notice of a Drawing (a "Notice of Drawing") shall be by telecopier, in substantially the form of Exhibit L, specifying therein the requested (i) date of such Drawing (which shall be a Canadian Business Day),
(ii) aggregate Face Amount of such Drawing, and (iii) the Maturity Date for each BA Obligation comprising part of such Drawing. Each Draft and BA Equivalent Note in connection with any requested Drawing (A) shall be in an amount of C$100,000 or an integral multiple of C$100,000 in excess thereof, and
(B) shall be dated the date of the proposed Drawing. In the event that the Face Amount of any Drawing requested by the Canadian Borrower pursuant to any Notice of Drawing is an amount which, if divided ratably among the Canadian Banks would not result in each Canadian Bank accepting a Draft or purchasing a BA Equivalent Note which has an undiscounted face amount equal to C$100,000 or an integral multiple of C$100,000 in excess thereof, then notwithstanding any provision in this Agreement to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Banks to allocate among the Canadian Banks, the Drafts to be accepted and purchased and BA Equivalent Notes to be purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Bank is required to accept a Draft for a fraction of $100,000 and, in such event, the Canadian Banks' ratable share with respect to such Drafts and BA Equivalent Notes shall be adjusted accordingly; provided that no Canadian Bank shall be required to purchase any Bankers' Acceptance or BA Equivalent Note to the extent that the Face Amount thereof exceeds its then Unused Commitment and such Canadian Bank shall fund any portion of its allocated share in excess of its Bankers' Acceptance or BA Equivalent Note in the form of a Canadian Prime Rate Advance, which shall for all purposes be deemed to be a Canadian Borrower Advance made pursuant to Section 2.01(b). Each Canadian Bank shall, before 12:00 noon (New York City time) on the date of each Drawing, (1) in the case of each Canadian Bank able to complete and accept bankers' acceptances in Canada, complete one or more

Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price, or (2) in the case of each Canadian Bank that is not able to complete and accept bankers' acceptances in Canada, complete one or more BA Equivalent Notes in accordance with the related Notice of Drawing and purchase such completed BA Equivalent Notes for the Drawing Purchase Price, and, in any case, shall, before 12:00 noon (New York City time) on such date, make available for the account of its Applicable Lending Office to the Canadian Administrative Agent at its address referenced to in Section 8.02, in same day funds, the Drawing Purchase Price payable by such Bank for such Drawing less the Drawing Fee payable to such Bank with respect thereto under Section 2.06(d). Promptly after the fulfillment of the applicable conditions set forth in Article III (which fulfillment the Canadian Administrative Agent may assume in the absence of actual knowledge, or notice received from either Borrower or the Required Banks, to the contrary), the Canadian Administrative Agent will make the funds it has received from the Canadian Banks available to the Canadian Borrower at an account in Canada designated by the Canadian Borrower in the Notice of Canadian Borrowing or, if the Canadian Borrower does not so designate, the Canadian Administrative Agent's aforesaid address.

              (b) Anything in Section 2.03(a) to the contrary notwithstanding, the Canadian Borrower may not select a Drawing if the obligation of the Canadian Banks to purchase Bankers' Acceptances shall then be suspended pursuant to Section 2.03(d), Section 2.08 or Section 2.14.

              (c) Each Notice of Drawing shall be irrevocable and binding on the Canadian Borrower. In the case of any proposed Drawing, the Canadian Borrower shall indemnify each Canadian Bank against any loss, cost or expense actually incurred by such Bank as a result of any failure by the Canadian Borrower to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Drawing Purchase Price to be paid by such Bank as part of such Drawing when, as a result of such failure, such Drawing is not made on such date.

              (d) (i) If, with respect to any proposed Drawing, the Canadian Administrative Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow the Banks creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the Canadian Borrower and the Canadian Banks thereof, (A) the Drawing requested therein shall not be made and the Notice of Drawing with respect to such proposed Drawing shall be deemed to be a Notice of Canadian Borrowing requesting a Canadian Borrowing in an amount equal to the requested Face Amount of such Drawing and (B) the right of the Canadian Borrower to request a Drawing, and the obligation of the Canadian Banks to complete and accept Drafts and/or to purchase Bankers' Acceptances or BA Equivalent Notes, shall be suspended until the Canadian Administrative Agent shall notify such Borrower that the circumstances causing such suspension no longer exist.

                      (ii) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a) or Section 6.01(e), the obligation of the Canadian Banks to purchase and/or accept BA Obligations, and the right of the Canadian Borrower to request a Drawing, shall be suspended.

              (e) Unless the Canadian Administrative Agent shall have received notice from a Canadian Bank prior to the date of any Drawing that such Bank will not make available to it such Bank's ratable share of such Drawing in accordance with Section 2.03(a), such Administrative Agent may assume that such Bank has made such ratable share available to it on the date of such Drawing in accordance with Section 2.03(a) and such Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent that any such Bank shall not have so made such ratable share available to the Canadian Administrative Agent, such Bank and the Canadian Borrower severally agree to repay to the Canadian Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of the Canadian Borrower, a rate per annum equal to the annual yield resulting from application of the Bankers' Acceptance Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Bank, the Canadian Interbank Rate. If such Bank shall pay to the Canadian Administrative Agent such corresponding amount, such amount so paid shall constitute such Bank's BA Obligation as part of such Drawing for all purposes under this Agreement.

              (f) To enable the Canadian Banks to create Bankers' Acceptances or to complete BA Equivalent Notes in accordance with Section 2.01(c) and this Section 2.03, the Canadian Borrower shall supply each Canadian Bank, (i) upon the Canadian

Borrower's execution of this Agreement, with such number of Drafts and signed blank BA Equivalent Notes provided to the Canadian Borrower by the Canadian Administrative Agent as the Canadian Administrative Agent may reasonably request and (ii) after the date hereof, such number of Drafts and signed blank BA Equivalent Notes provided to the Canadian Borrower by the Canadian Administrative Agent as the Canadian Administrative Agent may from time to time reasonably request, in each case duly endorsed and executed on behalf of the Canadian Borrower by any one or more of its duly authorized officers. Each Canadian Bank shall exercise such care in the custody and safekeeping of any Drafts and BA Equivalent Notes in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrower on Drafts and BA Equivalent Notes may be mechanically reproduced in facsimile and Bankers' Acceptances and BA Equivalent Notes bearing such facsimile signatures shall be binding upon the Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or BA Equivalent Note as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Bank hereunder or at any time thereafter, any Draft or Bankers' Acceptance or BA Equivalent Note so signed shall be valid and binding upon, and enforceable against, the Canadian Borrower.

              (g) Bankers' Acceptances purchased by a Canadian Bank in accordance with the terms of Section 2.01(c), Section 2.03 or Section 2.19 may, in such Bank's sole discretion, be held by such Bank for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

              (h) The failure of any Canadian Bank to fund the Drawing Purchase Price to be funded by it as part of any Drawing shall not relieve any other Canadian Bank of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing, but no Canadian Bank shall be responsible for the failure of any other Canadian Bank to fund the Drawing Purchase Price to be funded by such other Canadian Bank on the date of any Drawing.

     Section 2.04. Fees; Reduction of Commitments. (a) The U.S. Borrower agrees to pay to the U.S. Administrative Agent for the account of each U.S. Bank a commitment fee on the average daily Unused Commitment of such U.S. Bank. The Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Bank a commitment fee on the average daily Unused Commitment of such Canadian Bank. In each case payment of commitment fees will be in respect of the relevant Bank's Unused Commitment from the date hereof in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing June 30, 1997, and on the Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time.

              (b) Each Borrower agrees to pay to the U.S. Administrative Agent, for its sole account, such fees as have been agreed to in a separate fee letter dated October 23, 1996 among the U.S. Administrative Agent and the Borrowers. Each Borrower additionally agrees to pay to each Administrative Agent, for its sole account, such additional fees, if any, as may be agreed to from time to time by such Borrower and such Administrative Agent, but agreement to any such additional fees shall be in the sole discretion of each of the Borrowers and such Administrative Agent.

              (c) The Borrowers shall have the right, upon at least three Canadian Business Days' notice to the U.S. Administrative Agent from both Borrowers, to terminate in whole or reduce in part the Unused Commitments; provided that (i) each partial reduction shall be in the aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof, and (ii) each termination or partial reduction of the Unused Commitments shall reduce ratably the Maximum Commitments of (a) the U.S. Banks by an aggregate amount equal to the amount of such termination or partial reduction, and (b) the Canadian Banks by an aggregate amount equal to the amount of such termination or partial reduction. Any such termination or reduction shall be permanent.

              (d) Upon the termination of all the Commitments (other than pursuant to Section 6.01) and provided that (i) there are no Advances, accrued interest thereon or fees then outstanding, (ii) all BA Obligations then outstanding have been cash collateralized in an amount equal to 100% of the Face Amount of such BA Obligations pursuant to and in accordance with Section 2.09(b)(ii) and Section 5.01(n) (or, if requested by the Required Banks, are backed by a letter of credit in favor of the Canadian Administrative Agent (for the ratable benefit of the Canadian Banks) issued by any bank named in Schedule I to the Bank Act (Canada) in the amount of 100% of the Face Amount of such BA Obligations), (iii) the Canadian Borrower shall remain liable in respect of such BA Obligations and (iv) the U.S. Borrower shall remain liable therefor under the Guaranty, then this Agreement and the other Loan Documents shall be terminated (other than Sections 2.11, 2.12, 5.01(n) and 8.04 and any obligation to pay any other amount payable on the date so terminated).

     Section 2.05. Repayment of Obligations. (a) The U.S. Borrower shall repay the principal amount of each U.S. Advance owing to each Bank on March 31, 2002 or on such earlier date as may be applicable pursuant hereto. The Canadian Borrower shall repay the principal amount of each Canadian Advance owing to each Bank on March 31, 2002 or on such earlier date as may be applicable pursuant hereto.

              (b) The Canadian Borrower shall, subject to Sections 2.19(a) and 2.19(b), pay to the Canadian Administrative Agent for the ratable account of the Canadian Banks on the Maturity Date of any BA Obligations an amount equal to the sum of (1) the aggregate Face Amount of all such BA Obligations maturing on such date and (2) the aggregate principal amount of all Canadian Prime Rate Advances made pursuant to Section 2.03(a) or Section 2.19 in connection with the Drawing of such BA Obligations. Any payment by the Canadian Borrower of any BA Obligations in accordance with this Section 2.05(b) shall, to the extent of such payment, satisfy the obligations of the Canadian Borrower under the BA Obligations to which it relates and, in the case of a Bankers' Acceptance, the Bank that has accepted such Bankers' Acceptance shall, to the extent of such payment to such Bank, thereafter be solely responsible for the payment thereof.

              (c) The Canadian Borrower shall, on each Canadian Business Day on which notice is given by the U.S. Administrative Agent that a prepayment under this Section 2.05(c) is required, prepay (ratably among the Canadian Banks) an aggregate principal amount (or an aggregate Face Amount) of the Accommodations outstanding to such Borrower comprising part of the same Borrowings or Drawings, as the case may be, equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Advances outstanding to such Borrower plus (y) the aggregate Face Amount of the BA Obligations then outstanding exceeds (B) the aggregate Commitments of the Canadian Banks on such Business Day (after giving effect to any permanent reduction thereof on or prior to such Business Day pursuant to Section 2.04(c) and after giving effect to any Designation Notice that becomes effective on or prior to such Business
Day). For purposes of determining the principal amount of any outstanding Accommodations denominated in Canadian Dollars, such amounts shall be calculated by the U.S. Administrative Agent (and each such calculation shall be conclusive for purposes hereof, absent manifest error) on the basis of the U.S. Dollar Equivalent thereof, and it is expressly understood and agreed that fluctuations in currency exchange rates will result in mandatory prepayments hereunder to the extent any such fluctuation results in the aggregate amount of outstanding Accommodations to the Canadian Borrower measured in U.S. Dollars being in excess of the amounts contemplated above measured in U.S. Dollars.

     Section 2.06. Interest; Drawing Fees. (a) The U.S. Borrower shall pay interest on the unpaid principal amount of each U.S. Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                      (i) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for Base Rate Advances, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

                      (ii) During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time for Eurodollar Rate Advances, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Advance shall be Converted or paid in full.

                      (iii) During such periods as such Advance is a CD Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Margin in effect from time to time for Adjusted CD Rate Advances, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on each day that occurs during such Interest Period every 90 days from the first day of such Interest Period and on the date such Advance shall be Converted or paid in full.

              (b) The Canadian Borrower shall pay interest on the unpaid principal amount of each Canadian Advance from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus the Applicable Margin in effect from time to time for Canadian Prime Rate Advances, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Canadian Prime Rate Advance shall be Converted or paid in full.

              (c) The U.S. Borrower shall pay interest, to the fullest extent permitted by law, on the amount of any interest, fee, cost or other obligation (other than principal of Advances) payable hereunder by it that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum. The Canadian Borrower shall pay interest, to the fullest extent permitted by law, on the amount of any interest, fee, cost or other obligation (other than principal of Advances) payable hereunder by it that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus 2% per annum.

              (d) The Canadian Borrower shall, on the date of each Drawing of, on the date of any Conversion into, and on the date of each renewal of any outstanding, BA Obligations, pay to the Canadian Administrative Agent, in Canadian Dollars, for the ratable account of the Canadian Banks accepting Drafts and purchasing Bankers' Acceptances or BA Equivalent Notes, the Drawing Fee with respect to such BA Obligations. The Canadian Borrower irrevocably authorizes each such Bank to deduct the Drawing Fee payable with respect to each BA Obligation of such Bank from the Drawing Purchase Price payable by such Bank in respect of such BA Obligation in accordance with Section 2.03 and to apply such amount so withheld to the payment of such Drawing Fee for the account of the Canadian Borrower and, to the extent such Drawing Fee is so withheld and legally permitted to be so applied, the Canadian Borrower's obligations under the preceding sentence in respect of such Drawing Fee shall be satisfied.

     Section 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Advance of such Bank during such periods as such Advance is a Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage (expressed as a decimal) equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the U.S. Administrative Agent.

     Section 2.08. Interest Rate Determination. (a) Each U.S. Reference Bank agrees to make reasonable efforts to furnish to the U.S. Administrative Agent timely information for the purpose of determining each Eurodollar Rate and each Adjusted CD Rate. Each Canadian Reference Bank agrees to make reasonable efforts to furnish to the Canadian Administrative Agent timely information for the purpose of determining each Bankers' Acceptance Rate. If any of the Reference Banks shall not furnish such timely information to the appropriate Administrative Agent for the purpose of determining any such interest rate, such Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank. The U.S. Administrative Agent shall give prompt notice to the U.S. Borrower and the U.S. Banks of the applicable interest rate determined by the U.S. Administrative Agent for purposes of Section 2.06(a)(ii) or (a)(iii) and the rate, if any, furnished by each U.S. Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii) or (a)(iii). The Canadian Administrative Agent shall give prompt notice to the Canadian Borrower and the Canadian Banks of each Bankers' Acceptance Rate determined by such Administrative Agent for purposes hereof and the rate, if any, furnished by each Reference Bank for the purpose of determining such Bankers' Acceptance Rate.

              (b) If none of the U.S. Reference Banks furnishes timely information to the U.S. Administrative Agent for determining the Eurodollar Rate or Adjusted CD Rate for any Eurodollar Rate Advances or CD Rate Advances, as the case may be:

                      (i) the U.S. Administrative Agent shall forthwith notify the U.S. Borrower and the U.S. Banks that the interest rate cannot be determined for such Eurodollar Rate Advances or CD Rate Advances, as the case may be,

                      (ii) each such Eurodollar Rate Advance or CD Rate Advance, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance, unless it shall be Converted in accordance with Section 2.15 to the other U.S. Type of Advance as to which the interest rate can be determined), and

                      (iii) the obligation of the U.S. Banks to make Eurodollar Rate Advances or CD Rate Advances, as the case may be, or to Convert Advances into Eurodollar Rate Advances or CD Rate Advances, as the case may be, shall be suspended until the U.S. Administrative Agent shall notify the U.S. Borrower and the U.S. Banks that the circumstances causing such suspension no longer exist

     (which the U.S. Administrative Agent agrees to do promptly following its becoming aware that such circumstances no longer exist).

              (c) If none of the Canadian Reference Banks furnishes timely information to the Canadian Administrative Agent for determining the Bankers' Acceptance Rate for any BA Obligations:

                      (i) the Canadian Administrative Agent shall forthwith notify the Canadian Borrower and the Canadian Banks that the interest rate cannot be determined for such BA Obligations, and

                      (ii) the obligation of the Canadian Banks to complete and accept Drafts and/or to purchase Bankers' Acceptances or BA Equivalent Notes, or to Convert Canadian Prime Rate Advances into BA Obligations, as the case may be, shall be suspended until the Canadian Administrative Agent shall notify the Canadian Borrower and the Canadian Banks that the circumstances causing such suspension no longer exist (which the Canadian Administrative Agent agrees to do promptly following its becoming aware that such circumstances no longer exist).

              (d) If, with respect to any Eurodollar Rate Advances, the Required Banks notify the U.S. Administrative Agent (A) that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period or (B) that U.S. Dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, the U.S. Administrative Agent shall forthwith so notify the U.S. Borrower and the U.S. Banks, whereupon

                      (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or will Convert into a CD Rate Advance if such Conversion has been requested in accordance with Section 2.15), and

                      (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the U.S. Administrative Agent shall notify the U.S. Borrower and the U.S. Banks that the circumstances causing such suspension no longer exist (which the U.S. Administrative Agent agrees to do promptly following its becoming aware that such circumstances no longer exist).

              (e) If the U.S. Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances or CD Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the U.S. Administrative Agent will forthwith so notify the U.S. Borrower and the U.S. Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances (or if such Advances are then Base Rate Advances, will continue as Base Rate Advances).

              (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances or CD Rate Advances having the same Interest Period (whether comprising one or more Borrowings) shall be reduced, by payment or prepayment or otherwise, to less than U.S. $10,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the U.S. Borrower to Convert such Advances into Eurodollar Rate Advances or CD Rate Advances, as the case may be, shall terminate, unless when combined with other Base Rate Advances such Conversion meets the requirements of Section 2.15.

              (g) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a) or Section 6.01(e), (i) each Eurodollar Rate Advance and each CD Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances or CD Rate Advances shall be suspended.

     Section 2.09. Optional Prepayments. (a) Neither Borrower shall have any right to prepay (other than prepayments required herein) any principal amount of any Advance other than as provided in this Section 2.09. The U.S. Borrower may, upon notice given to the U.S. Administrative Agent before 11:00 A.M. (New York City time) on the first Business Day prior to the date of prepayment in the case of Base Rate Advances or upon at least three Business Days' notice to the U.S. Administrative Agent in the case of Eurodollar Rate Advances or CD Rate Advances, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the U.S. Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same U.S. Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of U.S. $5,000,000 (or, in the case of a partial prepayment of a Borrowing comprised of Base Rate Advances, U.S. $1,000,000) or an integral multiple of U.S. $1,000,000 in excess thereof, and after giving effect thereto no U.S. Borrowing then outstanding shall have a principal amount of less than U.S. $10,000,000 (or, in the case of a Borrowing comprised of Base Rate Advances, U.S. $1,000,000); and (y) in the case of any such prepayment of a Eurodollar Rate Advance or a CD Rate Advance, the U.S. Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(b). The Canadian Borrower may, upon notice given to the Canadian Administrative Agent before 11:00 A.M. (New York City time) on the first Business Day prior to the date of prepayment stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Canadian Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Canadian Borrowing in whole or ratably in part or the Canadian Prime Rate Advances made pursuant to Section 2.03 or
Section 2.19 in whole, in each case together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that, except in the case of prepayments of the Canadian Prime Rate Advances made on any date pursuant to Section 2.03 or Section 2.19, each partial prepayment shall be in an aggregate principal amount of C$1,000,000 (calculated upon the exchange rate in effect on the last day the Agent could have received an effective notice applicable thereto) or, except in connection with a reduction of the Commitments under Section 2.04 or redesignation under Section 2.16, an integral multiple of C$100,000 in excess thereof; provided, further, that, after giving effect thereto no Canadian Borrowing then outstanding shall have a principal amount of less than C$1,000,000. BA Obligations may not be prepaid at any time except as required by Section 2.05.

     (b) Each prepayment pursuant to Section 2.09(a) or Section 2.05(c) shall be allocated to the Advances or BA Obligations outstanding to the Borrower making such prepayment and shall be applied to such Advances or BA Obligations as directed by such Borrower so long as no Event of Default has occurred and is continuing on the date of such prepayment and, if an Event of Default has occurred and is continuing or such Borrower has not specified the application of any such prepayment, shall be applied:

              (i) in the case of Advances outstanding to the U.S. Borrower, to prepay (ratably among the Banks holding such Advances) U.S. Borrower Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full; and

              (ii) in the case of Advances outstanding to the Canadian Borrower or BA Obligations, first to prepay (ratably among the Banks holding such Advances)

     Canadian Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and second deposited in the Canadian Cash Collateral Account to cash collateralize 100% of the Face Amount of all BA Obligations then outstanding. Upon the Maturity Date of any BA Obligation, for which funds are on deposit in the Canadian Cash Collateral Account, such funds shall be applied to reimburse the relevant Canadian Banks.

     (c) Any prepayment by the Canadian Borrower of any BA Obligations in accordance with this Section 2.09 shall, upon the application thereof at the applicable Maturity Date therefor, satisfy, to the extent of such application, the obligations of the Canadian Borrower under such BA Obligations to which it relates and, in the case of a Bankers' Acceptance, the Bank that has accepted such Bankers' Acceptance shall thereafter, to the extent of such application, be solely responsible for the payment thereof.

     (d) All prepayments under this Section 2.09 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment made under this Section 2.09 on account of Eurodollar Rate Advances, CD Rate Advances or BA Obligations is made other than on the last day of the applicable Interest Period or Maturity Date therefor, as the case may be, the relevant Borrower shall also pay any amounts owing pursuant to
Section 8.04(b).

     Section 2.10. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due to the U.S. Administrative Agent (except that
(1) payments under Section 2.07 shall be paid directly to the Bank entitled thereto and (2) payments by the Canadian Borrower shall be made to the Canadian Administrative Agent at its address referred to in Section 8.02) at its address referred to in Section 8.02 in same day funds (i) in the case of all payments in respect of any BA Obligation or of principal of or interest on Canadian Advances, in Canadian Dollars and (ii) in the case of all payments of principal of and interest on U.S. Advances, fees, expenses, indemnities and other amounts (except principal of and interest on Canadian Advances), in U.S. Dollars. The appropriate Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment fees ratably (except amounts payable pursuant to Section 2.11, Section 2.12 or Section 8.04(b) and except that any Bank may receive less than its ratable share of interest to the extent Section 8.06 is applicable to it) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon acceptance by the

U.S. Administrative Agent of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.08(d), from and after the effective date specified in such Assignment and Acceptance, the appropriate Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment by a Borrower in respect of a BA Obligation or of any principal of or interest on any Borrowing to either Administrative Agent, such Borrower shall notify such Administrative Agent of the BA Obligation or Borrowing, as the case may be, to which such payment shall apply, subject to Section 2.09(b). In the absence of such notice such Administrative Agent may specify the BA Obligation or Borrowing to which such payment shall apply in accordance with Section 2.09(b).

              (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (b) of the definition thereof) and of commitment fees shall be made by the U.S. Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, Adjusted CD Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (b) of the definition thereof, the Base Rate shall be made by the U.S. Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. All computations of interest based on the Canadian Prime Rate shall be made by the Canadian Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by either Administrative Agent (or in the case of Section 2.07, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

              (c) Whenever any payment hereunder (other than in respect of BA Obligations or principal of or interest on the Canadian Advances) or under the U.S. Notes shall be stated to be due on a day other than a U.S. Business Day, such payment shall be made on the next succeeding U.S. Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees, as the case may be; provided, however, if such extension would cause payment in respect of interest on or principal of Eurodollar Rate Advances or CD Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding

U.S. Business Day. Whenever any payment in respect of BA Obligations or principal of or interest on Canadian Advances shall be stated to be due on a day other than a Canadian Business Day, such payment shall be made on the next succeeding Canadian Business Day, and such extension of time shall in such case be included in the computation of payment of interest on Canadian
Accommodations.

              (d) Unless the appropriate Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full to the appropriate Administrative Agent, such Administrative Agent may assume that such Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to such Administrative Agent, each Bank shall repay to such Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to such Administrative Agent, (i) at the Canadian Interbank Rate in the case of payments which are due in Canadian Dollars, and (ii) otherwise at the Federal Funds Rate.

              (e) Each Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by such Borrower is not made when due hereunder or under the Note held by each Bank, to charge from time to time against any or all of such Borrower's accounts with such Bank any amount so due.

              (f) For purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement in respect of Accommodations to the Canadian Borrower and the rates of interest stipulated in this Agreement in respect of Accommodations to the Canadian Borrower are intended to be normal and not effective rates or yields.

     Section 2.11. Increased Costs and Capital Requirements. (a) If, due to either (i) the introduction of or any change in, or in the interpretation (by any central bank or comparable agency or governmental authority charged with the interpretation or administration thereof) of, any law or regulation or
(ii) the compliance with any guideline issued after the date hereof or request made after the date hereof, in each case in this clause (ii) from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any U.S. Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Advance or CD Rate Advance or any reduction of any amount received or receivable by any Bank under any of the Loan Documents as a result of agreeing to make or making, funding or maintaining any Eurodollar Rate Advance or any CD Rate Advance (excluding for purposes of this Section 2.11(a) any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern) or any change in the Eurodollar Rate Reserve Percentage reflected in the interest charged under
Section 2.07 and (B) Excluded Taxes), then the U.S. Borrower shall from time to time, promptly after its receipt of notice from such Bank (with a copy of such notice delivered by such Bank to the U.S. Administrative Agent), pay to the U.S. Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost or reduction. A certificate as to the basis and the amount of such increased cost or reduction, submitted to the U.S. Borrower and the U.S. Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof is made on a reasonable basis.

              (b) If, due to either (i) the introduction of or any change in, or in the interpretation (by any central bank or comparable agency or governmental authority charged with the interpretation or administration thereof) of, any law or regulation or (ii) the compliance with any guideline issued after the date hereof or request made after the date hereof, in each case in this clause (ii) from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Canadian Bank of agreeing to perform or of performing its obligations under this Agreement under or in respect of any BA Obligations or any reduction in any amount payable to, or any increase in any payment required to be made by, or any forgiveness or reduction of effective return to such Bank under or in respect of any BA Obligations (excluding for purposes of this Section 2.11(b) any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (B) Excluded Taxes), then the Canadian Borrower shall from time to time, promptly after its receipt of notice from such Bank (with a copy of such notice delivered by such Bank to the Canadian Administrative Agent), pay to the Canadian Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost, reduction or other matter referred to in this Section 2.11(b). A certificate as to the basis and the amount of such increased cost, reduction or other such matter, submitted to the Canadian Borrower and the Canadian Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof is made on a reasonable basis.

            (c) If any Bank determines that compliance by such Bank with any law or regulation adopted after the date hereof, any change after the date hereof in any law or regulation, any guideline issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law) or any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) increases or would increase the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or to accept, purchase and/or discount BA Obligations hereunder and other commitments of this type or the purchase, acceptance or maintenance of BA Obligations, then, promptly following its receipt of notice from such Bank (with a copy of such notice delivered to such Bank to the Administrative Agents), the Borrowers shall pay to the U.S. Administrative
Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such Person in the light of such circumstances (excluding amounts resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern) or any change in the Eurodollar Rate Reserve Percentage reflected in the interest charged under
Section 2.07 and (B) Excluded Taxes), to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend or to accept, purchase and/or discount BA Obligations hereunder or the purchase, acceptance or maintenance of BA Obligations. A certificate as to such amounts submitted to the Borrowers and the U.S. Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof is made on a reasonable basis.

              (d) Neither Borrower shall be required to pay any Bank any amount otherwise owed under this Section 2.11 that is incurred more than 90 days prior to notice thereof being given by such Bank to such Borrower, unless such amount had not been imposed or was not determinable on the date that is 90 days prior to such notice.

     Section 2.12. Taxes. (a) Any and all payments by either Borrower hereunder, under the Guaranty or under the Notes or in respect of any BA Obligation shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Administrative Agent, Excluded Taxes (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being hereinafter referred to (subject to further exclusions, if any, under Section 2.12(e)) as "Taxes"). If any Taxes are required to be withheld or deducted by any Person from or in respect of any sum payable hereunder or under any Note or in respect of any BA Obligation to any Bank or any Administrative

Agent, (i) the sum payable by the relevant Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank or such Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower shall make such deductions and (iii) the relevant Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Any such payment by a Borrower shall be made in the name of the relevant Bank or Administrative Agent (as the case may be).

     (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by it or receipt from it hereunder, under the Guaranty or under the Notes or in respect of any BA Obligation or from its execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, any BA Obligation, the Guaranty or any of the Notes (herein referred to as "Other Taxes").

     (c) The Borrowers will indemnify each Bank and each Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) imposed on or paid by such Bank or such Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, but excluding penalties, interest, expenses and other liabilities arising as a result of the gross negligence or willful misconduct of such Bank or such Administrative Agent (as the case may be). Payments under any indemnification provided for in this Section 2.12(c) shall be made within 30 days from the date such Bank or such Administrative Agent (as the case may be) makes written demand therefor, which demand shall state the basis for, and set forth the calculation of the amount of, such demand.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower making such payment will furnish to the U.S. Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder, under the Guaranty or under the Notes by or on behalf of the U.S. Borrower through an account or branch outside the United States or by or on behalf of the U.S. Borrower by a payor that is not a United States person, if the U.S. Borrower determines that no Taxes are payable in respect thereof, the U.S. Borrower shall furnish, or shall cause such payor to furnish, to each Administrative Agent a written statement from each appropriate taxing authority or an opinion of counsel acceptable to the Administrative Agents, in either case stating that such payment is exempt from or not subject to Taxes. In the case of any payment hereunder, under the Guaranty or under the Notes or in respect of BA Obligations by or on behalf of the Canadian Borrower through an account or branch outside Canada or by or on behalf of the Canadian Borrower by a payor that is not a Resident in Canada, if the Canadian Borrower determines that no Taxes are payable in respect thereof, the Canadian Borrower shall furnish, or shall cause such payor to furnish, to each Administrative Agent a written statement from each appropriate taxing authority or an opinion of counsel acceptable to the Administrative Agents, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this Section 2.12(d) and Section 2.12(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code, and the terms "Canada" and "Resident in Canada" shall have the meanings they have for the purposes of the Income Tax Act (Canada).

     (e) Each U.S. Bank that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state thereof, or an estate or trust that is subject to federal income taxation regardless of source of its income, on or prior to the date of its execution and delivery of this Agreement in the case of each such Bank listed on the signature pages hereof and not later than the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other such U.S. Bank, and from time to time thereafter as requested in writing by the U.S. Borrower or the U.S. Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide each of the U.S. Administrative Agent and the U.S. Borrower with two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, or, in the case of a U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any successor or other form prescribed by the Code (and, if such Bank delivers a Form W-8, an annual certificate representing that (i) such Bank is not a "bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any government or rating agency), (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the U.S. Borrower and (iii) is not a controlled foreign corporation related to the U.S. Borrower (within the meaning of Section 864(d)(4) of the Code)), along with such other additional forms or certificates as the U.S. Borrower or the U.S. Administrative Agent may reasonably request, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If such forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that if at the date of the Assignment and Acceptance pursuant to which a U.S. Bank assignee becomes a party to this Agreement (other than by virtue of an assignment under Section 2.17), the U.S. Bank assignor was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future and not otherwise excluded above or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. Each U.S. Bank that is subject to the requirements of this Section 2.12(e) and which so delivers a Form 1001, 4224 or W-8 required by this Section 2.12(e) further undertakes to deliver (but only so long as such Bank remains lawfully able to do so) to the U.S. Borrower and the U.S. Administrative Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the U.S. Borrower or the U.S. Administrative Agent, in each case certifying that such U.S. Bank is entitled to receive payments from the U.S. Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including any change in law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the U.S. Borrower and the U.S. Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax. If any form or document referred to in this Section 2.12(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Bank providing such form or document reasonably considers to be confidential, such Bank shall give notice thereof to the U.S. Borrower and shall not be obligated to include in such form or document such confidential information, but if failure to include such confidential information in such form or document renders such form or document ineffective for its purpose, then such Bank shall not be entitled to reimbursement for any increase in Taxes to the extent caused by or resulting from such ineffectiveness.

     (f) For any period with respect to which a U.S. Bank has failed to provide the U.S. Borrower and the U.S. Administrative Agent with the appropriate form or certificate (or failed to provide substantially all of the information required by such form or certificate) required by Section 2.12(e), such Bank shall not be entitled to indemnification under Section 2.12(a) or (c) with respect to Taxes imposed by the United States by reason of such failure or such notification; provided that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

     (g)      Any Bank claiming any additional amounts payable pursuant to this
Section 2.12 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. Nothing herein contained shall interfere with the right of each Bank to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank to disclose any information relating to its tax affairs or any computations in respect thereof, except as set forth in the last sentence of
Section 2.12(c). Nothing herein contained shall require any Bank to do anything that would prejudice its ability to benefit from any credits, reliefs, remissions or repayments to which it may be entitled.

     (h) The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (i) Should any Bank or Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or Administrative Agent, as the case may be, would not be entitled but for the payment by a Borrower of Taxes as required by this Section 2.12 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or Administrative Agent, as the case may be, in its sole discretion), such Bank or Administrative Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or Administrative Agent, as the case may be, and determined by such Bank or Administrative Agent, as the case may be, to be directly attributable to such refund, credit or deduction.

     Section 2.13. Sharing of Payments, Etc. If any U.S. Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the U.S. Advances owing to it (except amounts payable pursuant to Sections 2.07, 2.11 or 2.12, and except that any Bank may receive less than its ratable share of interest to the extent Section 8.06 is applicable to it) in excess of its ratable share of payments on account of the principal of or interest on the U.S. Advances obtained by all the U.S. Banks, such Bank shall forthwith purchase from the other U.S. Banks such participations in the Advances owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. If any Canadian Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the Advances owing to it or on account of BA Obligations (except amounts payable pursuant to Sections 2.07, 2.11 or 2.12, and except that any Bank may receive less than its ratable share of interest to the extent Section 8.06 is applicable to it) in excess of its ratable share of payments on account of the principal of or interest on the Canadian Advances or BA Obligations, as the case may be, obtained by all the Canadian Banks, such Bank shall forthwith purchase from the other Canadian Banks such participations in the Advances owing to them or BA Obligations, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

     Section 2.14. Illegality. (a) Notwithstanding any other provision of this Agreement, if any Bank ("Affected Bank") shall notify the U.S. Administrative Agent that any law or regulation makes it unlawful, or any central bank or other governmental authority hereafter asserts that it is unlawful, for such Affected Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Affected Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended (and any request by the U.S. Borrower for a Borrowing comprised of Eurodollar Rate Advances shall be deemed a request for a Base Rate Advance from such Affected Bank to be made on the same date as the Eurodollar Rate Advances of the Banks that are not Affected Banks and such Base Rate Advances shall be considered as part of such Borrowing) until such Affected Bank shall notify the U.S. Borrower and the Banks that the circumstances causing such suspension no longer exist (and such Affected Bank shall give notice promptly to the U.S. Administrative Agent and the U.S. Borrower upon such circumstance ceasing to exist), and (ii) each Eurodollar Rate Advance of such Affected Bank will automatically, upon such notice, Convert into a Base Rate Advance on the last day of the then current Interest Period for such Eurodollar Rate Advance or earlier upon such notice if the law so requires. In the event any Affected Bank shall notify the U.S. Administrative Agent of the occurrence of any circumstance contemplated under this Section 2.14(a), all payments of principal that would otherwise have been applied to repay the Eurodollar Rate Advances that would have been made by such Affected Bank or the Converted Eurodollar Rate Advances shall instead be applied to repay the Base Rate Advances made by such Affected Bank in lieu of such Eurodollar Rate Advances or resulting from the Conversion of such Eurodollar Rate Advances and shall be made at the time that payments on the Eurodollar Rate Advances of the Banks that are not Affected Banks are made.

              (b) Notwithstanding any other provision of this Agreement, if any Bank ("Canadian Affected Bank") shall notify the Canadian Administrative Agent that any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Canadian Affected Bank or its Canadian Bankers' Acceptance Lending Office to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptance or BA Equivalent Notes or to continue to fund or maintain BA Obligations hereunder, (i) the obligation of such Canadian Affected Bank to complete and accept Drafts and/or to purchase Bankers' Acceptance or BA Equivalent Notes, or Convert Canadian Prime Rate Advances into BA Obligations, shall be suspended (and any request by the Canadian Borrower for a Drawing shall be deemed a request for a Canadian Prime Rate Advance from such Canadian Affected Bank to be made on the same date as the BA Obligations of the Banks that are not Canadian Affected Banks and such Canadian Prime Rate Advance shall be considered as part of such Drawing) until such Canadian Affected Bank shall notify the Canadian Borrower and the Banks that the circumstances causing such suspension no longer exist (and such Canadian Affected Bank shall give notice promptly to the Canadian Administrative Agent and the Canadian Borrower upon such circumstance ceasing to exist), (ii) an amount equal to the aggregate Face Amount of all BA Obligations outstanding at such time, shall, upon such demand (which shall only be made if reasonably deemed necessary by any Canadian Bank to comply with applicable law), be deposited by the Canadian Borrower into the Canadian Cash Collateral Account until the Maturity Date of each such BA Obligation, and (iii) upon the Maturity Date of any BA Obligation in respect of which any such deposit has been made, the U.S. Administrative Agent shall be, and hereby is, authorized (without notice to or any further action by any Borrower) to apply, or to direct the Canadian Administrative Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such BA Obligation. In the event any Canadian Affected Bank shall notify the Canadian Administrative Agent of the occurrence of any circumstance contemplated under this Section 2.14(b), all payments of principal that would otherwise have been applied to repay the BA Obligations that would have been made by such Canadian Affected Bank shall instead be applied to repay the Canadian Prime Rate Advances made by such Canadian Affected Bank in lieu of such BA Obligations and shall be made at the time that payments on the BA Obligations of the Canadian Banks that are not Canadian Affected Banks are made.

     Section 2.15. Conversion of U.S. Advances; Interest Periods. The U.S. Borrower may on any Business Day, upon notice given to the U.S. Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion (or in the case of notice to Convert Eurodollar Advances or CD Rate Advances to Base Rate Advances not later than 10:00 a.m. (New York City time) on the last day of the Interest Period for such Eurodollar Rate Advance or such CD Rate Advance) and subject to the provisions of Sections 2.01(d), 2.08 and 2.14, Convert all Advances of one U.S. Type comprising the same Borrowing into Advances of another U.S. Type; provided, however, that (i) if any Conversion of any Eurodollar Rate Advances or CD Rate Advances into another U.S. Type of Advances is made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances or CD Rate Advances, as the case may be, the U.S. Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(b), and (ii) Advances comprising a Borrowing may not be Converted into Eurodollar Rate Advances or CD Rate Advances if the outstanding principal amount of such Borrowing is less than

U.S. $10,000,000 or if any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing on the date the related notice of Conversion would otherwise be given pursuant to this Section 2.15. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances or CD Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the U.S. Borrower. If any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing on the third Business Day prior to the last day of any Interest Period for any Eurodollar Rate Advances or CD Rate Advances, the U.S. Borrower agrees to Convert all such Advances into Base Rate Advances on the last day of such Interest Period. The U.S. Borrower may on any U.S. Business Day, upon notice given to the U.S. Administrative Agent not later than 11:00 a.m. (New York City time) on the third U.S. Business Day prior to the last day of any Interest Period designate a new Interest Period to commence on the last day of the existing Interest Period, in accordance with the provisions of the definition herein of "Interest Period."

     Section 2.16. Designation of Commitments. On or prior to the date hereof, the Borrowers shall execute and deliver to the U.S. Administrative Agent a properly completed notice in the form of Exhibit J (a "Designation Notice"), which Designation Notice delivered on or prior to the date hereof, shall be effective upon the date hereof. After the date hereof, the Borrowers may deliver to the U.S. Administrative Agent a Designation Notice not more frequently than eight times in any calendar year, each such Designation Notice complying with the provisions of this Section 2.16 to be effective at 10:00 a.m. (New York City time) either (i) five U.S. Business Days (and at least three Canadian Business Days) after receipt by the U.S. Administrative Agent or
(ii) if any notice has been given by the U.S. Administrative Agent pursuant to
Section 2.05(c) or if the Borrowers otherwise wish to make a designation because the conditions referred to in the first sentence of Section 2.05(c) then exist, on the Canadian Business Day (including the same day if the appropriate Designation Notice is received by the U.S. Administrative Agent before 10:00 a.m. (New York City time) on such day) specified by the Borrowers in such Designation Notice received by the U.S. Administrative Agent before 10:00 a.m. (New York City time) on such Canadian Business Day, but such specified Canadian Business Day may not be more than three Canadian Business Days (but may be the same Canadian Business Day or otherwise less than three Canadian Business Days if the appropriate Designation Notice is received by the U.S. Administrative Agent before 10:00 a.m. (New York City time) on the specified day as contemplated above) following such notice pursuant to Section 2.05(c). Each Designation Notice shall be executed by each Borrower and shall set forth therein the percentage of the Revolving Credit Facility which will be available to the U.S. Borrower ("U.S. Percentage") and the percentage of the Revolving Credit Facility which will be available to the Canadian Borrower ("Canadian Percentage"), in each case until the effectiveness of a replacement Designation Notice; provided that (i) the sum of such percentages for the Borrowers must equal 100%, (ii) the product of the U.S. Percentage multiplied by the Revolving Credit Facility shall be an integral multiple of U.S. $1,000,000, (iii) the product of the Canadian Percentage multiplied by the Revolving Credit Facility shall be an integral multiple of U.S. $1,000,000, (iv) the percentage of the Revolving Credit Facility designated with respect to any Borrower may not be less than the percentage of the Revolving Credit Facility outstanding to (including, in the case of the Canadian Borrower, the outstanding BA Obligations), or subject to then pending Notices of Borrowing and Notices of Drawing of, such Borrower on the date such notice is received by the U.S. Administrative Agent (unless such notice specifies how such Borrower will be in compliance with the foregoing on the date of effectiveness of such notice) and on the date of effectiveness of such notice (in the case of Canadian Advances and BA Obligations, determined on the basis of the U.S. Dollar Equivalent thereof), and (v) upon the effectiveness of each such Designation Notice, such Designation Notice shall be binding on the Borrowers until the effectiveness of a replacement Designation Notice. No Designation Notice may be delivered hereunder so long as any Event of Default has occurred and is continuing. Any contrary provision of this Agreement or any other Loan Document notwithstanding, during the effectiveness of each such Designation Notice, no Borrower may request, and no Bank shall have any obligation to make Advances to, or other Accommodations for, such Borrower at any time which would cause the aggregate principal amount and Face Amount of Advances and other Accommodations outstanding to such Borrower to exceed the amount equal to the product of the Applicable Designated Commitment Percentage set forth for such Borrower in such Designation Notice multiplied by the Revolving Credit Facility at such time.

     Section 2.17. Replacement of Bank. In the event that any Bank makes a demand for payment under Section 2.11, requires any Taxes be withheld or deducted under Section 2.12(a), makes demand for any indemnity under Section 2.12(c) or notifies either Administrative Agent of any circumstance pursuant to
Section 2.14 or 2.08(d)(B), the Borrowers may within 180 days of such demand, if no Event of Default or Default then exists and no BA Obligations are then outstanding (or if BA Obligations are outstanding, arrangements reasonably satisfactory in all respects to such Bank are made to insure that such Bank will be paid such BA Obligations in full on their Maturity Date, and the Borrowers shall remain liable therefor), replace such Bank with an Eligible Assignee in accordance with Section 8.08(a), (b) and (d) (including execution of an appropriate Assignment and Acceptance) provided that (i) the Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased or paid in full by such Assignee, without representation or recourse (except as provided in such Assignment and Acceptance), at par plus accrued interest at or prior to such replacement, (ii) such Eligible Assignee shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and (iii) such other actions shall be taken by the Borrowers, such Bank and such Eligible Assignee as may be appropriate to effect the replacement of such Bank with such Eligible Assignee on terms such that such Eligible Assignee has from and after such replacement all of the rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of a Note to such Eligible Assignee, redelivery to the Borrower in due course of the Note payable to such Bank and specification of the information contemplated by Schedule II as to such Eligible Assignee). No Bank shall have any obligation to be such an Eligible Assignee or otherwise have any obligation to replace any other Bank.

     Section 2.18. Lending Office. Any Bank that makes demand for payment of additional amounts under Section 2.11, requires any Taxes be withheld or deducted under Section 2.12(a), makes demand for any indemnity under Section 2.12(c) or notifies the U.S. Administrative Agent of any circumstance pursuant to Section 2.14 or Section 2.08(d)(B), shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such additional amounts, withholding, deduction or indemnity or avoid thereafter the circumstances that gave rise to such notification; provided that no such designation need be made if such Bank reasonably believes that it may suffer an economic, legal or regulatory disadvantage or that such designation would be detrimental or otherwise disadvantageous in any respect to such Bank.

     Section 2.19. Renewal and Conversion of BA Obligations. (a) The Canadian Borrower may on any Canadian Business Day, upon notice given to the U.S. Administrative Agent not later than 12:00 noon (New York City time) on the third Canadian Business Day prior to the date of the proposed renewal and subject to the provisions of Sections 2.08 and 2.14, renew all or any portion of the BA Obligations comprising part of the same Drawing; provided that:

                      (i) any renewal of BA Obligations shall be made only on the then existing Maturity Date of such BA Obligations;

                      (ii) each renewal of BA Obligations comprising part of the same Drawing shall be made ratably among the Banks holding such BA Obligations in accordance with the respective amount of such BA Obligations so held (counting Canadian Prime Rate Advances made under Section 2.03 or Section 2.19 in lieu thereof); and

                      (iii) no renewal of any BA Obligation may be made at any time that an Event of Default under Section 6.01(a) or Section 6.01(e) has occurred and is continuing.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such BA Obligations and shall be a Canadian Business Day), (B) the BA Obligations to be renewed, (C) if less than all of the BA Obligations comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and (D) the term to maturity of the renewed BA Obligations (which shall comply with the definition of "Maturity Date" in Section 1.01). Each Draft and BA Equivalent Note in connection with any renewal under this Section
2.19 (A) shall be in an amount of C$100,000 or an integral multiple of C$100,000 in excess thereof, and (B) shall be dated the date of the proposed renewal. In the event that the Face Amount of any renewal requested by the Canadian Borrower pursuant to this Section 2.19 is an amount which, if divided ratably among the Canadian Banks would not result in each Canadian Bank accepting a Draft or purchasing a BA Equivalent Note which has an undiscounted face amount equal to C$100,000 or an integral multiple of C$100,000 in excess thereof, then notwithstanding any provision in this Agreement to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Banks to allocate among the Canadian Banks, the Drafts to be accepted and purchased and BA Equivalent Notes to be purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Bank is required to accept a Draft for a fraction of $100,000 and, in such event, the Canadian Banks' ratable share with respect to such Drafts and BA Equivalent Notes shall be adjusted accordingly; provided that no Canadian Bank shall be required to purchase any Bankers' Acceptance or BA Equivalent Note to the extent that the Face Amount thereof exceeds its then Unused Commitment and such Canadian Bank shall fund any portion of its allocated share in excess of its Bankers' Acceptance or BA Equivalent Note in the form of a Canadian Prime Rate Advance, which shall for all purposes be deemed to be a Canadian Borrower Advance made pursuant to Section 2.01(b).
Each notice of renewal under this Section 2.19 shall be irrevocable and binding on the Canadian Borrower. Upon any renewal of BA Obligations comprising part of any Drawing in accordance with this Section 2.19(a), the Banks holding the

BA Obligations to be renewed shall exchange such maturing BA Obligations for new BA Obligations containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewal shall be applied, together with other necessary funds of the Canadian Borrower, to reimburse the BA Obligations otherwise maturing on such date in accordance with
Section 2.05(b). The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Bank to apply the proceeds of each renewed BA Obligation owing to it to the payment, in accordance with this Section 2.19(a), of the BA Obligations owing to such Bank and maturing on such date, and the Canadian Borrower will pay any remaining balance owing thereon.

              (b) The Canadian Borrower may on any Canadian Business Day, upon notice given to the U.S. Administrative Agent not later than 12:00 noon (New York City time) on the third Canadian Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.14, (i) Convert all or any portion of Canadian Prime Rate Advances comprising the same Borrowing or Borrowings into a Drawing comprised of BA Obligations, or
(ii) Convert all or any portion of the BA Obligations comprising part of the same Drawing to a Canadian Borrowing comprised of Canadian Prime Rate Advances; provided, that:

                      (i) any Conversion of BA Obligations shall be made only on the then existing Maturity Date for such BA Obligations;

                      (ii) each Conversion of BA Obligations comprising part of the same Drawing shall be made ratably among the Banks holding such BA Obligations in accordance with the respective amounts of such BA Obligations so held;

                      (iii) no Conversion may be made if the amount of the Advance (determined on the basis of the U.S. Dollar Equivalent of such Advance) to be made by any Canadian Bank in connection with such Conversion would exceed such Bank's Unused Commitment in effect at the time of such Conversion;

                      (iv) each Conversion into a Canadian Borrowing shall be in an aggregate amount of C$1,000,000 or an integral multiple of C$100,000 in excess thereof;

                      (v) each Conversion of Canadian Prime Rate Advances into a Drawing shall be in an aggregate Face Amount of C$10,000,000 or an integral multiple of C$100,000 in excess thereof and shall otherwise comply with the requirements of, and be in accordance with, Sections 2.01(c), 2.01(d) and 2.03; and

                      (vi) no Conversion of Canadian Prime Rate Advances into a

Drawing may be made at any time that an Event of Default under Section 6.01(a) or Section 6.01(e) has occurred and is continuing.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be, in the case of any Conversion of BA Obligations, the then existing Maturity Date of such BA Obligations and shall be a Canadian Business Day), (B) the BA Obligations or Canadian Prime Rate Advances, as the case may be, to be Converted, (C) if less than all of the BA Obligations comprising part of any Drawing are to be Converted into Canadian Prime Rate Advances, the aggregate Face Amount of such Conversion, and (D) in the case of Conversion into BA Obligations, the term to maturity of such BA Obligations (which shall comply with the definition of "Maturity Date" in Section 1.01). Each Draft and BA Equivalent Note in connection with any such Conversion into BA Obligations under this Section 2.19
(A) shall be in an amount of C$100,000 or an integral multiple of C$100,000 in excess thereof, and (B) shall be dated the date of the proposed Conversion. In the event that the Face Amount of any such Conversion requested by the Canadian Borrower pursuant to this Section 2.19 is an amount which, if divided ratably among the Canadian Banks would not result in each Canadian Bank accepting a Draft or purchasing a BA Equivalent Note which has an undiscounted face amount equal to C$100,000 or an integral multiple of C$100,000 in excess thereof, then notwithstanding any provision in this Agreement to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Banks to allocate among the Canadian Banks, the Drafts to be accepted and purchased and BA Equivalent Notes to be purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Bank is required to accept a Draft for a fraction of $100,000 and, in such event, the Canadian Banks' ratable share with respect to such Drafts and BA Equivalent Notes shall be adjusted accordingly; provided that no Canadian Bank shall be required to purchase any Bankers' Acceptance or BA Equivalent Note to the extent that the Face Amount thereof exceeds its then Unused Commitment and such Canadian Bank shall fund any portion if its allocated share in excess of its Bankers' Acceptance or BA Equivalent Note in the form of a Canadian Prime Rate Advance, which shall for all purposes be deemed to be a Canadian Borrower Advance made pursuant to Section 2.01(b). Each notice of Conversion under this Section 2.19 shall be irrevocable and binding on the Canadian Borrower. Upon any Conversion of BA Obligations comprising part of the same Drawing in accordance with this Section 2.19(b), the obligation of the Canadian Borrower to repay the Banks under Section 2.05 in respect of the BA Obligations otherwise maturing on such date shall, to the extent of such Conversion, be Converted to an obligation to repay on the Termination Date the Canadian Banks making the Canadian

Borrower Advances made in respect of such maturing BA Obligations on such date ratably in accordance with the amount of the Canadian Advances held by such Bank at the time of repayment. The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Bank to apply the net proceeds of each Canadian Prime Rate Advance made by such Canadian Bank pursuant to this Section 2.19(b) to the payment of the BA Obligations owing to such Bank and maturing on such date, and the Canadian Borrower will pay any remaining balance on such date.

              (c) If any Event of Default under Section 6.01(a) or Section 6.01(e) shall have occurred and be continuing or if the Canadian Borrower shall fail (i) to deliver a properly completed notice of renewal under Section 2.19(a) or a properly completed notice of Conversion under Section 2.19(b) indicating its intention to renew or to Convert any maturing BA Obligations or
(ii) to pay the Canadian Banks for any BA Obligations comprising part of the same Drawing pursuant to Section 2.05, the Canadian Administrative Agent will forthwith so notify the U.S. Administrative Agent, the Canadian Borrower and the Canadian Banks, and each of such BA Obligations will automatically, on the then existing Maturity Date of such BA Obligations, Convert into a Canadian Prime Rate Advance.

     Section 2.20. Canadian Borrower. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require the Canadian Borrower to pay any amounts that are obligations of the U.S. Borrower (other than those that are obligations of the U.S. Borrower by virtue of the Guaranty) in respect of (i) any U.S. Advance or the U.S. Commitments, including (A) any principal of, or interest on, any U.S. Advance; (B) any increased costs, breakage costs or taxes payable in respect of any U.S. Advance pursuant to this Agreement; (C) any other fees, costs or expenses relating to a U.S. Advance;
(D) any enforcement costs relating to a U.S. Advance; (ii) any fees owed to the U.S. Administrative Agent or a U.S. Bank, including any commitment fee in respect of the U.S. Commitments and any other Agent's fees or other fees relating to the U.S. Commitments or the U.S. Advances; (iii) any reimbursement, indemnification, contribution or other similar payment payable to any U.S. Bank or the U.S. Administrative Agent; or (iv) any other amounts payable to a U.S. Bank or the U.S. Administrative Agent or in respect of, or relating to, the U.S. Commitments or any U.S. Advance. Notwithstanding the foregoing, all amounts referred to in this Section 2.20 shall be and remain the obligations of the U.S. Borrower.

                                  ARTICLE III
                             CONDITIONS OF LENDING

     Section 3.01. Condition Precedent to Initial Accommodations. The obligation of each Bank to make its initial Accommodation is subject to the conditions precedent that (i) all fees and expenses of the Administrative Agents and the Arranger then due and payable (including the reasonable fees and expenses of counsel to the Administrative Agents if a detailed invoice therefor shall have been provided at least forty-eight hours prior to closing) shall have been paid; (ii) all governmental and third party consents and approvals necessary in connection with any of the Loan Documents or the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall remain in effect, all applicable waiting periods shall have expired without any adverse action being taken by any competent authority, and no law or regulation shall be applicable to the Borrowers and the Consolidated Subsidiaries, taken as a whole, in the judgment of the Banks that restrains, prevents or imposes materially adverse conditions upon the Borrowers and the Consolidated Subsidiaries, taken as a whole, any of the Loan Documents or the transactions contemplated thereby, (iii) the Banks shall be satisfied with the corporate and legal structure and capitalization of the Borrowers, including the charters and by-laws of the Borrowers and each agreement or instrument relating to such corporate structure, legal structure, and capitalization, (iv) the Banks shall have completed a due diligence investigation of the Borrowers and the Consolidated Subsidiaries in scope, and with results, satisfactory to the Banks, and (v) the U.S. Administrative Agent shall have received on or before the day of the initial Accommodation the following, each dated on or before such day, in form and substance satisfactory to the U.S. Administrative Agent and (except for the Notes) in sufficient copies for each Bank:

     (a) The U.S. Notes payable to the order of the respective U.S. Banks, duly executed by the U.S. Borrower, and the Canadian Notes payable to the order of the respective Canadian Banks, duly executed by the Canadian Borrower.

     (b)      The Guaranty, duly executed by the U.S. Borrower.

     (c) A certificate of the Secretary or an Assistant Secretary of the U.S. Borrower certifying on behalf of the U.S. Borrower (i) copies of the resolutions of the Board of Directors of the U.S. Borrower approving this Agreement, the Guaranty and the U.S. Notes and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement, the Guaranty and the U.S. Notes; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the U.S. Borrower; and (iii) the names and true signatures of the officers of the U.S. Borrower authorized to sign this Agreement, the Guaranty and the

U.S. Notes.

     (d) A certificate of the Secretary or an Assistant Secretary of the Canadian Borrower certifying on behalf of the Canadian Borrower (i) copies of the resolutions of the Board of Directors of the Canadian Borrower approving this Agreement, the Canadian Notes, the Drafts and the BA Equivalent Notes and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement, the Canadian Notes, the Drafts and the BA Equivalent Notes; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Canadian Borrower; and (iii) the names and true signatures of the officers of the Canadian Borrower authorized to sign this Agreement, the Canadian Notes, the Drafts and the BA Equivalent Notes .

     (e) An opinion of Mayor, Day, Caldwell & Keeton L.L.P., U.S. counsel for the Borrowers, substantially in the form of Exhibit E-1, an opinion of Goodman, Phillips & Vineberg, Canadian counsel for the Borrowers, substantially in the form of Exhibit E-2 and an opinion of Greg V. Etter, Esq., General Counsel of the U.S. Borrower, substantially in the form of Exhibit E-3.

     (f) An opinion of Bracewell & Patterson, L.L.P., special U.S. counsel to the U.S. Administrative Agent, substantially in the form of Exhibit F, and an opinion of Tory Tory DesLauriers & Binnington, special Canadian counsel to the Canadian Administrative Agent, substantially in the form of Exhibit G.

     (g) A certificate of an officer of the U.S. Borrower stating on behalf of the U.S. Borrower (i) the ratings by each of S&P and Moody's of the preferred stock of the U.S. Borrower as in effect on the date hereof and (ii) that on the date hereof neither S&P nor Moody's has outstanding any rating of the senior unsecured long-term debt or subordinated unsecured long-term debt of the U.S. Borrower.

     (h) A certificate of an officer of the U.S. Borrower certifying on behalf of the U.S. Borrower, as of the date hereof, that the representations and warranties contained in Section 4.01 are correct and that no Default or Event of Default exists.

     (i) Such other approvals, opinions or documents as any Bank through the U.S. Administrative Agent may reasonably request.

     Section 3.02. Conditions Precedent to Each Accommodation. The obligation of each Bank to make an Accommodation (other than (a) a renewal or Conversion under

Section 2.19, in each case under this clause (a) that does not result in any increase in the amount of credit extended by any Canadian Bank to the Canadian Borrower hereunder in the currency in which such credit was extended, (b) the designation of a new Interest Period for an existing CD Rate Advance or Eurodollar Advance or (c) any Conversion made other than pursuant to Section 2.19) on the occasion of each such Accommodation (including the initial Borrowing or Drawing) shall be subject to the further conditions precedent that on the date of such Accommodation the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Drawing by a Borrower and the acceptance by such Borrower of the proceeds of such Accommodation shall constitute a representation and warranty by such Borrower that on the date of such Accommodation such statements are true):

     (i) the representations and warranties contained in Section 4.01 and the representations and warranties contained in the Guaranty are true and correct on and as of the date of such Accommodation, before and after giving effect to such Accommodation and any other Accommodations being made by other Banks on such date and to the application of the proceeds therefrom, as though made on and as of such date, and

     (ii) no event has occurred and is continuing, or would result from such Accommodation or any other Accommodations being made by other Banks on such date or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and

     (iii) after giving effect to such Accommodation and all other Accommodations which have been requested on or prior to such date to be outstanding on the date of such Accommodation, the sum of the aggregate principal amount of all Canadian Advances plus the aggregate Face Amount of all BA Obligations (in each case, determined on the basis of the U.S. Dollar Equivalent thereof) will not exceed the aggregate amount of the Commitments of the Canadian Banks.

     Section 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the U.S. Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the initial Advance or Drawing specifying its objection thereto and such Bank shall not have made available to either Administrative Agent such Bank's ratable portion of any Borrowing or Drawing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

     (a) The U.S. Borrower is a corporation duly organized and in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing in every jurisdiction where such qualification is required and has all requisite corporate power and authority to own its properties and to conduct its business as now being conducted, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Canadian Borrower is a corporation duly incorporated under the laws of the Province of Ontario, is duly qualified to do business and is in good standing in every jurisdiction where such qualification is required and has all requisite corporate power and authority to own its properties and to conduct its business as now being conducted, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Borrower is a validly existing corporation under the laws of its jurisdiction of incorporation. Each Subsidiary of either Borrower is a corporation or other entity duly organized or validly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction where such qualification is required, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     (b) The U.S. Borrower owns all of the outstanding capital stock of the Canadian Borrower, except for certain of the Exchangeable Shares. Each Dividend Restricted Subsidiary, as of the date hereof, is listed on Schedule VII.

     (c) The execution, delivery and performance by the U.S. Borrower of this Agreement, the Guaranty and the U.S. Notes and the consummation of the transactions contemplated hereby (including each U.S. Borrowing hereunder) and the transactions contemplated thereby (i) are within the U.S. Borrower's corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or violate the

U.S. Borrower's certificate of incorporation or by-laws or any law, rule, regulation, order, writ, injunction, judgment, determination, award or decree applicable to the U.S. Borrower, (iv) do not conflict with or result in the breach of, constitute a default under, any contract, agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the U.S. Borrower, any Subsidiary of the U.S. Borrower or any of their properties, except where such conflicts, defaults and breaches would not reasonably be expected to have a Material Adverse Effect, and (v) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. The execution, delivery and performance by the Canadian Borrower of this Agreement, the Canadian Notes and the other Loan Documents executed by the Canadian Borrower from time to time and the consummation of the transactions contemplated hereby (including each Canadian Borrowing and each Drawing hereunder) and the transactions contemplated thereby (i) are within the Canadian Borrower's corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or violate the Canadian Borrower's certificate of incorporation or by-laws or any law, rule, regulation, order, writ, injunction, judgment, determination, award or decree applicable to the Canadian Borrower, (iv) do not conflict with or result in the breach of, or constitute a default under, any contract, agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Canadian Borrower, any Subsidiary of the Canadian Borrower or any of their properties, except where such conflicts, defaults and breaches would not reasonably be expected to have a Material Adverse Effect, and (v) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     (d) No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required on the part of the U.S. Borrower or any of its Subsidiaries for the due execution, delivery and performance by the U.S. Borrower of this Agreement, the Guaranty and the U.S. Notes, or for the consummation of the transactions contemplated hereby (including each U.S. Borrowing hereunder). No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required on the part of the Canadian Borrower or any of its Subsidiaries for the due execution, delivery and performance by the Canadian Borrower of this Agreement, the Canadian Notes and the other Loan Documents executed by the Canadian Borrower from time to time, or for the consummation of the transactions contemplated hereby (including each Canadian Borrowing and each Drawing
hereunder).   As of the date hereof, neither the execution and delivery by the
U.S. Borrower or Canadian Borrower of the Loan Documents nor the performance of their respective obligations thereunder will conflict with or result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, agreement or other instrument required to be filed by the U.S. Borrower pursuant to item 601(b)(10) of Regulation S-K under the Securities Exchange Act of 1934, as in effect on the date hereof. All authorizations, licenses, consents, filings, approvals and certificates that are necessary to enable each Borrower and each Subsidiary of each Borrower to carry on the business in which it is engaged have been obtained or made and are in full force and effect, and there has been no default by either Borrower or any such Subsidiary under any of the terms thereof applicable to it, where the failure to obtain such authorizations, licenses, consents, filings, approvals and certificates, or such defaults, would reasonably be expected (in the aggregate) to have a Material Adverse Effect.

     (e) This Agreement, the Guaranty and the U.S. Notes have been duly executed and delivered by the U.S. Borrower and constitute legal, valid and binding obligations of the U.S. Borrower enforceable against the U.S. Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity. This Agreement and the Canadian Notes have been duly executed and delivered by the Canadian Borrower and constitute, and each other Loan Document when executed by the Canadian Borrower from time to time will constitute, legal, valid and binding obligations of the Canadian Borrower enforceable against the Canadian Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity.

     (f) (i) The Consolidated balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at December 31, 1995, and the related Consolidated statements of income and cash flows of the U.S. Borrower and the Consolidated Subsidiaries for the year then ended, a copy of which has been delivered to each Bank listed on the signature pages hereof, have been reported on by Price Waterhouse LLP and fairly present in all material respects the Consolidated financial position of the U.S. Borrower and the Consolidated Subsidiaries as at such date and the Consolidated results of their operations and cash flows for the year then ended.

              (ii) The pro forma Consolidated balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at December 31, 1995, and the related pro forma Consolidated statements of income and cash flows of the U.S. Borrower and the Consolidated Subsidiaries for the year then ended, included in the Joint Proxy Statement fairly present in all material respects the information shown therein.

              (iii) The unaudited Consolidated balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at September 30, 1996 and the related unaudited Consolidated statements of income and cash flows of the U.S. Borrower and the Consolidated Subsidiaries for the nine months then ended, a copy of which has been furnished to each Bank listed on the signature pages hereof, fairly present in all material respects, subject to year-end audit adjustments, the Consolidated financial condition of the U.S. Borrower and the Consolidated Subsidiaries as at such date and the Consolidated results of the operations of the U.S. Borrower and the Consolidated Subsidiaries for the nine months ended on such date.

              (iv) The Consolidated balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at December 31, 1996, and the related Consolidated statements of income and cash flows of the U.S. Borrower and the Consolidated Subsidiaries for the year then ended, a copy of which has been delivered to each Bank listed on the signature pages hereof, have been reported on by Price Waterhouse LLP and fairly present in all material respects the Consolidated financial position of the U.S. Borrower and the Consolidated Subsidiaries as at such date and the Consolidated results of their operations and cash flows for the year then ended.

              (v) Since December 31, 1996, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or reasonably foreseeable prospects of the U.S. Borrower and the Consolidated Subsidiaries, taken as a whole.

     (g) There is no pending or, to the knowledge of either Borrower, threatened action, suit, litigation, investigation or proceeding (including any Environmental Action, but excluding the Disclosed Litigation) affecting either Borrower, any Subsidiary of either Borrower or any of its or their respective rights or properties by or before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect or that in any manner draws into question or purports to affect any Accommodation or the legality, validity, binding effect or enforceability of any of the Loan Documents. There has been no material adverse change in the status, or financial effect on the U.S. Borrower and the Consolidated Subsidiaries taken as a whole, of the Disclosed Litigation. Neither Borrower nor any Subsidiary of either Borrower is in default with respect to any applicable order, writ, injunction or decree of any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may reasonably be expected to have a Material

Adverse Effect or that in any manner draws into question or purports to affect any Accommodation or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     (h) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan, (ii) neither the U.S. Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability or has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, (iii) no Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA,
(iv) the respective Plans are, in all respects, funded in accordance with the minimum statutory requirements, (v) to the knowledge of the U.S. Borrower and the ERISA Affiliates, no termination of, or withdrawal from, any Plan has occurred or is contemplated, and (vi) neither the U.S. Borrower nor any of the Consolidated Subsidiaries has any liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 in addition to the amount disclosed in the U.S. Borrower's report on Form 10-K for the year ended December 31, 1995, except where the failure to comply with the foregoing would not reasonably be expected to result in an aggregate liability in excess of U.S. $10,000,000. All contributions or premiums required to be paid by the Canadian Borrower have been paid in a timely fashion in accordance with the terms of all registered pension plans sponsored or contributed to by the Canadian Borrower on behalf of the employees of its Canadian operations except where the failure to do so would not reasonably be expected to result in a liability of the Canadian Borrower in excess of U.S. $10,000,000. To the knowledge of the Canadian Borrower, no event has occurred and no condition or circumstance exists that would reasonably be expected to result in any of its pension plans being ordered or required to be terminated or wound-up in whole or in part, as a result of which termination or winding up, the Canadian Borrower could reasonably be expected to incur liability in excess of U.S. $10,000,000.

     (i) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrowers and each of their Subsidiaries have filed all Federal, both U.S. and Canadian, and state and provincial income tax returns which, to the knowledge of either Borrower, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes and assessments have become due (other than any taxes or assessments the amount, applicability or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which the Borrowers and their Subsidiaries have established adequate reserves in accordance with GAAP) with the appropriate taxing authority. Federal, both U.S. and Canadian, and state and provincial income tax returns of the Borrowers and their respective Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including 1990.

     (j) Neither Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Consolidated Subsidiary is required to be registered under such Act, as amended.

     (k) Neither the Borrower nor any Subsidiary of either Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U) or margin stock (within the meaning of Regulation G). Following the application of the proceeds of each Accommodation, not more than 25% of the value of the assets of the U.S. Borrower will consist of assets which are any margin stock referred to in this Section 4.01(k), not more than 25% of the value of the assets of the Canadian Borrower will consist of assets which are any such margin stock, not more than 25% of the value of the assets of the U.S. Borrower and its Subsidiaries will consist of assets which are any such margin stock and not more than 25% of the value of the assets of the Canadian Borrower and its Subsidiaries will consist of assets which are any such margin stock. No proceeds of any Accommodation will be used in any manner that is not permitted by Section 5.02(k).

     (l) Neither Borrower nor any Subsidiary of either Borrower is in default under or with respect to any contract, agreement, lease or other instrument to which either Borrower or any such Subsidiary is a party which would reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default exists.

     (m) As of the date hereof, there are no outstanding options, warrants or other rights to purchase or acquire any capital stock of, or other ownership interest in, the U.S. Borrower's direct or indirect interest in any Subsidiary of the U.S. Borrower except conversion rights of the International Finance Corporation with respect to 3.8% of the stock of Inti Raymi.

     (n) The operations and properties of each Borrower and of each Subsidiary of either Borrower comply with all applicable Environmental Laws and Environmental Permits and all past non-compliance with such Environmental Laws and Environmental Permits relating to the operations and properties of each Borrower and each Subsidiary of a Borrower has been resolved without ongoing obligations or costs to either Borrower or any such Subsidiary, except to the extent any failure to so comply, such past non-compliance or such obligations and costs, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no circumstances exist of which either Borrower has knowledge that would be reasonably expected to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.

     (o) Each Borrower and each Subsidiary of each Borrower have complied with all laws, rules, regulations, judgments and orders applicable to it, except where the failure to so comply (in the aggregate for all such failures) would not reasonably be expected to have a Material Adverse Effect; provided that compliance with Environmental Laws shall be as provided in Section 4.01(n).

     (p) All written statements, information, exhibits, representations, warranties and reports contained in any Loan Document or furnished to either Administrative Agent or any Bank in connection with or pursuant to any Loan Document or the preparation or negotiation of any Loan Document (including the Pre-Commitment Information) taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time of delivery or on the date hereof; provided that the Borrowers' representation as to any projections included in the foregoing are only that such projections were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of the conditions existing at the time of delivery of such projections and, with respect to the projections included in the Pre-Commitment Information only, on the date hereof, it being understood that actual results during the period or periods covered by such projections may differ therefrom.


                                   ARTICLE V
                           COVENANTS OF THE BORROWERS

     Section 5.01. Affirmative Covenants. So long as any Advance or any other amount payable by either Borrower hereunder or under any Note shall remain unpaid or any BA Obligation shall be outstanding or any Bank shall have any Commitment hereunder, each Borrower will:

     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable law, rules, regulations and orders except to the extent that failure to so comply (in the aggregate for all such failures) would not reasonably be expected to have a Material Adverse Effect; provided that compliance with Environmental Laws shall be as provided in
Section 5.01(i).

     (b) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights, franchises and privileges, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation or other entity in each jurisdiction in which qualification is necessary, except where the failure to comply with this Section 5.01(b) would not (in the aggregate for all such failures) reasonably be expected to have a Material Adverse Effect; provided that nothing contained in this Section 5.01(b) shall prevent any transaction permitted by Section 5.02(e) or Section 5.02(j); provided further that in any event each Borrower agrees to preserve and maintain its corporate existence (even if failure to do so would not reasonably be expected to have a Material Adverse Effect).

     (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates (which may include self-insurance in such amounts and covering such risks as are usually self-insured by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates) and insurance as may be required by law.

     (d) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments, charges and like levies levied or imposed upon it or upon its income, profits or property prior to the date on which penalties attach thereto, and (ii) all other lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither Borrower nor any Subsidiary of either Borrower shall be required to pay and discharge any such tax, assessment, charge, levy or claim if the failure to do so (in the aggregate for all such failures) (1) would not result in one or more Liens in excess of U.S. $10,000,000 in the aggregate and (2) would not reasonably be expected to have a Material Adverse Effect.

     (e) Reporting Requirements. Furnish to each Bank (and the furnishing by either Borrower of any item required by this Section 5.01(e) shall satisfy the obligation of the other Borrower under this Section 5.01(e) to furnish such item):

              (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the U.S. Borrower, the Consolidated balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at the end of such quarter, the related Consolidated statements of income and cash flows of the U.S. Borrower and the Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, the consolidating balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at the end of such quarter (which consolidating balance sheet shall include a consolidated balance sheet of the Canadian Borrower and its Subsidiaries as at the end of such quarter) and the consolidating income statement of the U.S. Borrower and the Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which consolidating income statement shall include a consolidated income statement of the Canadian Borrower and its Subsidiaries for such period) in the case of each consolidated balance sheet and statement of income setting forth, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified on behalf of the U.S. Borrower by the chief financial officer, treasurer or controller of the U.S. Borrower as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments, together with a certificate of such officer on behalf of the U.S. Borrower (a) stating that he has no knowledge that an Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Borrowers propose to take with respect thereto, (b) showing in reasonable detail the calculations of the financial covenants set forth in Sections 5.03(a) and 5.03(b) as at the end of such quarter and the financial covenant set forth in Section 5.03(c) for the four quarter period ending at the end of such quarter, and (c) listing each Dividend Restricted Subsidiary at the end of such quarter;

              (ii) as soon as available and in any event within 100 days after the end of each fiscal year of the U.S. Borrower,
                      (1) the audited Consolidated balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at the end of such fiscal year and the related audited Consolidated statements of income and cash flows of the U.S. Borrower and the Consolidated Subsidiaries for such fiscal year, all reported on by Price Waterhouse LLP or other independent certified public accountants of recognized national standing, (2) the unaudited consolidating balance sheet of the U.S. Borrower and the Consolidated Subsidiaries as at the end of such fiscal year (which consolidating balance sheet shall include a consolidated balance sheet of the Canadian Borrower and its Subsidiaries as at the end of such fiscal year) and the unaudited consolidating income statement of the U.S. Borrower and the Consolidated Subsidiaries for such fiscal year (which consolidating income statement shall include a consolidated income statement of the Canadian Borrower and its Subsidiaries for such period), and (3) a certificate of the chief financial officer, treasurer or controller of the U.S. Borrower on behalf of the U.S. Borrower (a) stating that he has no knowledge that an Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Borrowers propose to take with respect thereto, (b) showing in reasonable detail the calculations of the financial covenants set forth in Sections 5.03(a) and 5.03(b) as at the end of such year and the financial covenant set forth in Section 5.03(c) for the four quarter period ending at the end of such year, and (c) listing each Dividend Restricted Subsidiary at the end of such year;

              (iii) promptly, and in any event within five U.S. Business Days after either of the Borrowers has knowledge of the occurrence of any Default or Event of Default continuing on the date of such notice, a notice of the chief financial officer, treasurer or controller of the U.S. Borrower on behalf of the U.S. Borrower describing the nature thereof in reasonable detail and the actions that each Borrower has taken and proposes to take with respect thereto;

              (iv) promptly, and in any event within five U.S. Business Days after either of the Borrowers has knowledge of any litigation, investigation or proceeding involving either Borrower, any Subsidiary of either Borrower or any of their respective property that would reasonably be expected to have a Material Adverse Effect, written notice thereof setting forth the details thereof and the actions that each Borrower has taken and proposes to take with respect thereto;

              (v) promptly, and in any event within five U.S. Business Days, after any commencement of, change in, or withdrawal or termination of, the rating of any senior unsecured long-term debt, subordinated unsecured long-term debt or preferred stock of the U.S. Borrower by S&P or Moody's, notice thereof;

              (vi) promptly upon becoming available and in any event within 100 days after the end of each fiscal year of the U.S. Borrower, the annual business plan of the U.S. Borrower and the Consolidated Subsidiaries and forecasts prepared by management of the U.S. Borrower, in form consistent with that provided in connection with the Information Memorandum, of balance sheets, income statements and cash flow statements on an annual basis (including projected production) for each of the next five fiscal years of the U.S. Borrower (other than fiscal years commencing after December 31, 2002) following such fiscal year then ended;

              (vii) promptly after the sending or filing thereof, copies of all reports that either Borrower sends to its securityholders generally, and copies of all reports and registration statements that either Borrower or any Subsidiary of either Borrower files with the Securities and Exchange Commission or any national securities exchange;

              (viii) promptly after either Borrower has knowledge of the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting either Borrower or any Subsidiary of either Borrower of the type described in Section 4.01(g);

              (ix) promptly and in any event within 10 days after the U.S. Borrower knows that any ERISA Event has occurred, a statement of an officer of the U.S. Borrower on behalf of the U.S. Borrower describing such ERISA Event and the action, if any, that the U.S. Borrower or any relevant ERISA Affiliate has taken and proposes to take with respect thereto;

              (x) promptly and in any event within five Business Days after receipt thereof by the U.S. Borrower, or within five Business Days after the Borrower has knowledge of the receipt thereof by any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

              (xi) promptly and in any event within 30 days after the receipt thereof by the U.S. Borrower, or within five Business Days after the U.S. Borrower has knowledge of the receipt thereof, by any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded currently liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000;

              (xii) promptly and in any event within five Business Days after receipt thereof by the U.S. Borrower, or within five Business Days after the U.S. Borrower has knowledge of the receipt thereof by any ERISA Affiliate, from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the U.S. Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B);

              (xiii) promptly after either Borrower has knowledge of the assertion or occurrence thereof, notice of any Environmental action against or of any noncompliance by either Borrower or any Subsidiary of either Borrower with any Environmental Law or Environmental Permit that in the case of any of the foregoing would reasonably be expected to have a Material Adverse Effect;

              (xiv) promptly, and in any event within five Business Days after footnote 2 of Schedule I is applicable, a certificate of an officer of the U.S. Borrower certifying on behalf of the U.S. Borrower the ratio of Total Consolidated Debt to Total Capitalization as of December 31, 1996 and the ratio of EBITDA to Fixed Charges for the four quarter period ended December 31, 1996, but no certificate shall be required hereunder unless such footnote 2 becomes applicable prior to July 1, 1997; and

              (xv) such other information relating to the business, operations, property, reasonably foreseeable prospects or condition (financial or otherwise) of either Borrower or any of their respective Subsidiaries as any Bank through the U.S. Administrative Agent may from time to time reasonably request.

     (f) Visitation Rights. At any reasonable time during the Borrowers' normal business hours and from time to time on reasonable notice to the U.S. Borrower, permit each Administrative Agent or each of the Banks or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, each Borrower and each Subsidiary of each Borrower, and to discuss the affairs, finances and accounts of each Borrower and each Subsidiary of each Borrower with any of their officers (but any expense of such Administrative Agent or such Bank, as the case may be, in exercising its rights under this Section 5.01(f) shall be borne by such Administrative Agent or such Bank, as the case may be, except after the occurrence and during the continuance of an Event of Default as contemplated by Section 8.04).

     (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of financial transactions and the assets and business of each Borrower and each such Subsidiary in accordance with GAAP in accordance with Section 5.02(g).

     (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries, to maintain and preserve, all of its properties that are used or useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted, provided that this Section 5.01(h) shall not prevent either Borrower or any Subsidiary of either Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance would not reasonably be expected to have a Material Adverse Effect.

     (i) Compliance with Environmental Laws. Except to the extent that any failure to do any of the following would not reasonably be expected to have a Material Adverse Effect, (i) comply, and cause each of its Subsidiaries, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew and cause each of its Subsidiaries, to obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct, and cause each of its Subsidiaries, to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, that neither Borrower nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     (j) Maintenance of Permits, etc. Except to the extent that any failure to do any of the following would not be reasonably expected to have a Material Adverse Effect, (i) comply, cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all permits, licenses, intellectual property and approvals (other than Environmental Permits); and (ii) preserve, maintain, renew and keep in full force and effect and cause each of its Subsidiaries to preserve, maintain, renew and keep in full force and effect, all permits, licenses, intellectual property and approvals (other than Environmental Permits); provided that nothing contained in this Section 5.01(j) shall prevent any transaction permitted by Section 5.02(e) or 5.02(j).

     (k) Separate Operations. Cause each of its Dividend Restricted Subsidiaries to conduct its business and operations separately from that of each Borrower and its Subsidiaries, including (i) not allowing funds or other assets of any of its Dividend Restricted Subsidiaries to be commingled with the funds or other assets of either Borrower or its Subsidiaries except to the extent segregated in the Borrowers' books and records and by intercompany accounts, (ii) maintaining with respect to each of its Dividend Restricted Subsidiaries corporate and financial records separate from those of either Borrower and its Subsidiaries and observing appropriate corporate or other organizational formalities, including maintaining corporate or other organizational minute books and acting pursuant to corporate or other organizational resolutions, and

(iii) causing each of its Dividend Restricted Subsidiaries (other than NML and CBR and, with respect to NML and CBR, the U.S. Borrower shall use reasonable efforts to the extent consistent with the fiduciary duties of the U.S. Borrower as a shareholder of NML and CBR and of the representatives of the U.S. Borrower on NML's and CBR's Boards of Directors) to maintain (or be entitled to coverage under) insurance adequate to meet its business needs.

     (l) Material Contracts. Perform and observe, and cause each Subsidiary of either Borrower to perform and observe, all of the terms and provisions of all leases, documents, contracts and other agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     (m) ERISA. Comply in the case of the U.S. Borrower, and cause each of its Subsidiaries (in the case of the U.S. Borrower) to comply, with ERISA and all applicable law, rules, regulations and orders pertaining thereto and not have any liability with respect to "expected post retirement obligations" within the meaning of Statement of Financial Accounting Standards No. 106 in addition to the amount disclosed in the U.S. Borrower's report on Form 10-K for the year ended December 31, 1995, except where the failure to comply with this
Section 5.01(m) would not reasonably be expected to result in an aggregate liability in excess of $10,000,000.

     (n) Collateral Account. In the event that the Banks shall have declared the Notes to be due and payable pursuant to Section 6.01 or if a deposit in the Canadian Cash Collateral Account is required pursuant to Section
2.09 or 2.14 or made pursuant to Section 2.04(d), take such actions, to the extent not prohibited by applicable law, as may be requested by the Canadian Administrative Agent to establish and maintain, and create and maintain a perfected first priority security interest in favor of the Canadian Administrative Agent for the equal and ratable benefit of the Canadian Banks securing repayment of the BA Obligations in, one or more collateral accounts (collectively, the "Canadian Cash Collateral Account"), over which the Canadian Administrative Agent shall have sole dominion and control, for purposes of making and holding the deposits required or permitted hereunder to be made to the Canadian Cash Collateral Account and any Canadian treasury obligations acquired in accordance with the next sentence hereof. To the extent that a perfected first priority security interest cannot be taken and maintained in the Canadian Cash Collateral Account under applicable Canadian law or to the extent that any such deposits under the sole dominion and control of the Canadian Administrative Agent are not retained in the Canadian Cash Collateral Account, the Canadian Administrative Agent may (and if instructed by the Required Banks, shall) invest such deposits in Canadian treasury obligations, and such Canadian treasury obligations shall be subject to such security interest.

     Section 5.02. Negative Covenants. So long as any Advance or any other amount payable by either Borrower hereunder or under any Note shall remain unpaid or any BA Obligation shall be outstanding or any Bank shall have any Commitment hereunder, neither Borrower will:

     (a) Liens. Create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any property, whether now owned or hereafter acquired, of the Borrower or any Subsidiary of the Borrower, or assign, or permit any of its Subsidiaries to assign any right to receive income (other than any right to receive income that is accounted for as a sale in accordance with GAAP) except that the Borrower and any such Subsidiary may create, incur, assume or suffer to exist Permitted Liens.

     (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

              (i)     principal of and interest on the Accommodations;

              (ii) trade accounts payable (including trade accounts payable in the ordinary course of business between and among the Borrowers and the Consolidated Subsidiaries);

              (iii) Capitalized Leases, not to exceed in the aggregate $50,000,000 at any time outstanding;

              (iv) unsecured Debt of the U.S. Borrower, which unsecured Debt ranks subordinate to or pari passu with Debt under this Agreement (including all obligations of the U.S. Borrower in respect of its Prepaid Forward Sales Agreements);

              (v) Debt that (A) exists on the date hereof and (B) if material, is described in the Information Memorandum or described on
     Schedule V;

              (vi) purchase money debt not in excess of 90% of the value of the assets acquired;

              (vii) Debt of any Person that becomes a Subsidiary of either Borrower

     (including any Person that becomes a Subsidiary of either Borrower upon CBR or NML becoming a Wholly-Owned Subsidiary of either Borrower) after the date hereof that is existing at the time such Person becomes a Subsidiary of such Borrower (other than Debt incurred in contemplation of such Person becoming a Subsidiary of either Borrower);

              (viii) Debt assumed by a Borrower pursuant to its acquisition of assets of another Person if the sum of such Debt plus all other Debt of any Person secured by any of such assets acquired does not exceed 90% of the fair market value of such assets so acquired;

              (ix) Debt between and among the Borrowers and their Subsidiaries that are not Dividend Restricted Subsidiaries; provided that Debt owed by the U.S. Borrower to the Canadian Borrower or any Subsidiary of either Borrower shall be subordinated on the terms set forth on Exhibit M-1 to the "Senior Debt" as therein defined and Debt owed by the Canadian Borrower to any such Subsidiary shall be subordinated on the terms set forth on Exhibit M-2 to the "Senior Debt" as therein defined;

              (x) tax-exempt Debt of the type described in paragraph (j) of the definition herein of "Permitted Liens" secured by Liens permitted by such paragraph (j);

              (xi) secured and unsecured Project Financing Debt on properties (excluding any facilities existing as of the date hereof and excluding any and all proven and probable reserves as of the date hereof disclosed in the Information Memorandum, in each case at the Golden Giant, Battle Mountain Complex (other than the Phoenix Project) or Holloway properties or any interests in any such facilities or reserves);

              (xii) interest rate, foreign exchange and commodity price hedging obligations entered into in the ordinary course of business or in connection with Debt otherwise permitted by this Section 5.02(b), in each case other than for speculative purposes, and guaranties by the U.S. Borrower of such obligations of the Consolidated Subsidiaries and other Affiliates of the U.S. Borrower;

              (xiii)  Subordinated Debt of the U.S. Borrower;

              (xiv)   Debt that constitutes Permitted Investments.

              (xv) additional unsecured Debt (including Debt related to Prepaid Forward Sales Agreements) of the Canadian Borrower and Subsidiaries of either Borrower in an aggregate outstanding principal amount not exceeding U.S. $100,000,000 at any time;

              (xvi) additional obligations in an aggregate outstanding principal amount not exceeding U.S. $1,000,000 at any time secured by the Permitted Liens described in paragraph (t) of the definition herein of "Permitted Liens"; and

              (xvii) renewals, extensions and refinancings of the Debt described in paragraphs (v), (vi), (vii), (viii), (x) and (xi) of this
     Section 5.02(b) so long as the amount thereof does not exceed the amount outstanding at the time of such renewal, extension or refinancing and no Lien related to such renewal, extension or refinancing is placed on any property that did not secure such Debt immediately prior to such renewal, extension or refinancing.

     (c) Change in Nature of Business. Make, or permit any Subsidiary of either Borrower to make, any change in the nature of their respective businesses if after giving effect to such change the nature of the business of the Borrowers and their Subsidiaries, taken as a whole, would have changed in any material respect from that existing on the date hereof.

     (d) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Funded Debt (other than any of the Accommodations) outstanding on the date hereof, or permit any Subsidiary of either Borrower to do so, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Subordinated Debt, or any mandatory prepayment or mandatory conversion of indebtedness of Inti Raymi existing on the date hereof and described on Schedule VI, in each case on the terms existing on the date hereof, (iii) conversion of any Debt into capital stock of the U.S. Borrower and cash payments not exceeding $1,000,000 in the aggregate in lieu of fractional shares of such stock, (iv) prepayments, redemptions or purchases of Subordinated Debt made from Equity Proceeds or from the net proceeds received from the sale of Subordinated Debt of the U.S. Borrower after the date of this Agreement which Debt has an average life and maturity no shorter than the Subordinated Debt being so prepaid, redeemed or purchased and (v) prepayments of Subordinated Debt, redemptions of Subordinated Debt and purchases of Subordinated Debt, each in an amount less than or equal to the amount then outstanding (and whether or not in connection with a simultaneous partial refinancing from Equity Proceeds or by the issuance of other Subordinated Debt having an average life and maturity no shorter than the refinanced Subordinated Debt), if, in each case under this clause (v), (1) no Advances or BA Obligations are outstanding, (2) no Default or Event of Default exists or would result, and (3) no proceeds of any Advance or Drawing are directly or indirectly used for such redemption, prepayment, purchase or refinancing, and upon any such redemption, prepayment or purchase, the maximum Total Consolidated Debt to Total Capitalization ratio covenant set forth in Section 5.03(a) will be reduced ratably by 1% for each $10,000,000 of Subordinated Debt that is so redeemed, purchased or prepaid in excess of $10,000,000 until (if ever) subsequently refinanced from Equity Proceeds or by other Subordinated Debt having an average life and maturity no shorter than the refinanced Subordinated Debt (the aggregate of such percentage reductions at any time being the "Ratio Reduction Percentage"). For example, if an aggregate of $23,000,000 of Subordinated Debt is redeemed under such clause (v), the Ratio Reduction Percentage would be 1.3%.

     (e) Mergers, Etc. Merge, amalgamate or consolidate with or into, or permit any of its Subsidiaries to merge, amalgamate or consolidate with or into, any Person or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any such Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets to any Person; provided that this Section 5.02(e) shall not prohibit any transaction if (1) at the time of, and after giving effect to, such transaction, no Default or Event of Default exists or would result therefrom, and (2) both Borrowers continue to exist after giving effect to any such transaction (other than an amalgamation involving the Canadian Borrower) or, in the case of any amalgamation involving the Canadian Borrower, the U.S. Borrower continues to exist and the amalgamated entity resulting from such amalgamation assumes in writing all of the obligations of the Canadian Borrower under the Loan Documents.

     (f) Restrictions on Dividends, Loans and Investments. Create or otherwise cause or permit to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction (other than this Agreement) on the ability of the Canadian Borrower or, except for Permitted Restrictions, any Subsidiary of either Borrower to (i) pay dividends or make any other distributions on capital stock or pay any Debt owed to any Upstream Owner of the Canadian Borrower or such Subsidiary, as the case may be, (ii) make any loans or advances to or investments in either Borrower or any Upstream Owner of the

Canadian Borrower or such Subsidiary, as the case may be, or (iii) transfer any property to either Borrower or any Upstream Owner of the Canadian Borrower or such Subsidiary, as the case may be.

     (g) Accounting. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices (other than (A) changes permitted by GAAP, unless its auditors state in their report that they do not concur with such changes, and (B) changes required by a change in GAAP) or (ii) its Fiscal Year (except that any Subsidiary that has, on the date hereof or at the time it becomes a Subsidiary of either Borrower, a fiscal year that does not end on December 31 may maintain such fiscal year).

     (h) Affiliate Transaction. Make, or permit any of its Subsidiaries to make, directly or indirectly: (i) any transfer, sale, lease or other disposition of any Property to any Affiliate of either Borrower or of any Subsidiary of either Borrower or any purchase or acquisition of any Property from any such Affiliate; or (ii) any other arrangement or transaction directly or indirectly with or for the benefit of any such Affiliate (including guaranties and assumptions of obligations of an Affiliate); provided that (A) the Borrower and any Subsidiary of either Borrower may enter into any arrangement or other transaction with any such Affiliate if the arrangement or other transaction is substantially at least as advantageous to such Borrower or such Subsidiary, as the case may be, as would be obtained in a comparable arm's length transaction with a Person not an Affiliate; (B) any of the Borrowers and Wholly-Owned Subsidiaries of the U.S. Borrower that are not Dividend Restricted Subsidiaries may engage in transactions with any of (1) the other Wholly- Owned Subsidiaries of the U.S. Borrower that are not Dividend Restricted Subsidiaries and (2) the Borrowers; (C) the Borrowers and their Consolidated Subsidiaries may engage in transactions between and among each other if such transactions are not detrimental in any material respect to either Borrower; (D) the Borrowers and their Subsidiaries may pay reasonable compensation and make reasonable advances to employees and reasonable loans to officers and directors; (E) the Borrowers and their Subsidiaries may make Investments set forth in clauses (b), (d) and (g) of the definition herein of Permitted Investments, even though such Investments are not made on an arm's length basis; and (F) the Borrowers and their Subsidiaries may make Investments set forth in clauses (c) and (h) of the definition herein of Permitted Investments if such Investments are not materially detrimental to any Borrower, even though such Investments are not made on an arm's length basis.

     (i) Restricted Payments. Directly or indirectly, declare (in the case of the U.S. Borrower), pay or make, or permit any of its Subsidiaries, directly or indirectly, to pay or make, any Restricted Payment, unless (i) no Default or Event of Default exists at the time of such Restricted Payment and (ii) no Default or Event of Default would result from such Restricted Payment; provided that this Section 5.02(i) will not prohibit the U.S. Borrower from paying any dividend or other distribution in respect of its capital stock within 90 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of this Section 5.02(i).

     (j) Asset Disposition. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any property of either Borrower or any Subsidiary of either Borrower, except (a) sales, leases, transfers and other dispositions of inventory in the ordinary course of business, including Permitted Prepaid Forward Sales, (b) sales, leases, transfers and other dispositions in the ordinary course of business of equipment that is obsolete or no longer used by either Borrower or any Subsidiary of either Borrower, (c) sales, leases, transfers and other dispositions of assets to the Borrowers or to Subsidiaries of either Borrower that are not Dividend Restricted Subsidiaries, (d) forward sales of metals if the aggregate amount of any metal required to be delivered pursuant to such forward sales in any calendar year does not exceed 80% of the projected production of such metal by the Borrowers and their Subsidiaries as shown in the most recent business plan delivered to the Banks pursuant hereto,
(e) sales of assets described in, and on the conditions set forth in, a letter dated the date hereof from the U.S. Borrower to the Banks listed on the signature pages hereof and the Administrative Agents referring to this Section 5.02(j), (f) sales, leases, transfers, and other dispositions of assets from a Dividend Restricted Subsidiary to another Dividend Restricted Subsidiary, (g) the transfer of 3.8% of the stock of Inti Raymi pursuant to the arrangement with the International Finance Corporation described in Section 4.01(m), and
(h) sales, transfers, leases and other dispositions of assets for fair market value not otherwise permitted by this Section 5.02(j) if the aggregate fair market value of all such assets does not exceed, in any fiscal year of the U.S. Borrower, 7% of the Consolidated Tangible Net Worth at the close of the immediately preceding year. Notwithstanding the foregoing, this Section 5.02(j) shall not restrict the making of any Investment permitted under Section 5.02(l) by an investor using any asset (other than cash) in any Person, and in the event that (X) such Investment is not otherwise excepted from this Section 5.02(j) under any of clauses (a) through (f) of this Section 5.02(j), and (Y) such asset shall become subject to a subsequent sale, lease, transfer or disposition, which is not otherwise excepted from this Section 5.02(j) by any of clauses (a) through (f) of this Section 5.02(j), by such Person, then upon the occurrence and at the time of such subsequent sale, lease, transfer or disposition, such asset shall be subject to clause (h) of this Section 5.02(j) if, and only if, at the time such Investment was originally made, the Borrower or Subsidiary that made such Investment did so with the original intention that such asset would become subject to such subsequent sale, lease, transfer or disposition by such other Person. Any use of cash not otherwise prohibited by this Agreement shall be permitted under this Section 5.02(j).

     (k) Use of Proceeds. Use the proceeds of any Advance or other Accommodation for any purpose other than for working capital for, and general business purposes of, the Borrowers and, subject to the terms of this Agreement, their Consolidated Subsidiaries, including acquisitions; or use any such proceeds to purchase or carry any margin stock (as defined in Regulation
U) or any margin stock (as defined in Regulation G), or to extend credit to others for that purpose.

     (l) Investments. Make or hold any Investment, or permit any of its Subsidiaries to make or hold, any Investment except Permitted Investments.

     (m) Partnerships. Become, or permit any of its Subsidiaries (other than through a Consolidated Subsidiary the sole asset of which consists of its interest in such partnership or joint venture) to become, a general partner in any partnership or joint venture such that it is fully and generally liable for the obligations thereof.

     (n) Ownership. Sell, issue or otherwise dispose of or commit to sell, issue or otherwise dispose of, or create, incur, assume or suffer to exist any consensual Lien (other than Liens described in paragraphs (e), (f), (g), (i) and (q) of the definition herein of "Permitted Liens") on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or commit to sell, issue or otherwise dispose of, or create, incur, assume or suffer to exist any consensual Lien (other than Liens described in paragraphs (e), (f), (g), (i) and (q) of the definition herein of "Permitted Liens") on or in respect of, minority interests in the Canadian Borrower or, except as permitted by Section 5.02(j), any Subsidiary of either Borrower (including, in each case, options, warrants and other rights to acquire any such interest) nor issue preferred stock or other preferred or puttable equity interests in the Canadian Borrower or, except as permitted by Section 5.02(j), any Subsidiary of either Borrower (including, in each case, options, warrants and other rights to acquire any such interest); provided that nothing in this
Section 5.02(n) shall restrict any issuances of common stock of the Canadian Borrower substantially similar to the Exchangeable Shares.

     (o)      Certain Assets.  Except as otherwise permitted by clauses (a),
(b), (d) and (h) of Section 5.02(j), sell, lease, transfer or otherwise dispose of, or permit any Subsidiary of either Borrower to sell, lease, transfer or otherwise dispose of, any facilities existing as of the date hereof or any proven and probable reserves as of the date hereof disclosed in the Information Memorandum, in each case at the Golden Giant, Battle Mountain Complex (other than the Phoenix Project) or Holloway properties or any interests in any such facilities or reserves, to any Person other than a Wholly-Owned Subsidiary of the U.S. Borrower that is not a Dividend Restricted Subsidiary, or permit any Person that on or after the date hereof has received any facilities existing as of the date hereof or any proven and probable reserves as of the date hereof disclosed in the Information Memorandum, in each case at the Golden Giant, Battle Mountain Complex (other than the Phoenix Project) or Holloway properties or any interests in any such facilities or reserves, to cease to be a Wholly-Owned Subsidiary of the U.S. Borrower that is not a Dividend Restricted Subsidiary.

     Section 5.03. Financial Covenants. So long as any Advance or any other amount payable by either Borrower hereunder or under any Note shall remain unpaid or any BA Obligation shall be outstanding or any Bank shall have any Commitment hereunder, the U.S. Borrower will:

     (a) Debt to Capitalization. Maintain at all times a ratio of Total Consolidated Debt to Total Capitalization equal to or less than (i) 42.5% minus
(ii) the Ratio Reduction Percentage, if any, at such time.

     (b) Minimum Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth equal to or greater than the sum of (i) U.S. $430,000,000, plus (ii) 50% of cumulative Consolidated net income of the U.S. Borrower, if positive, after September 30, 1996, plus (iii) 50% of aggregate Equity Proceeds received by the U.S. Borrower after September 30, 1996 plus
(iv) 50% of the principal amount of any Debt of the U.S. Borrower or any Consolidated Subsidiary converted into capital stock of the U.S. Borrower after September 30, 1996.

     (c) Fixed Charge Coverage Ratio. Cause (i) for each period of four consecutive fiscal quarters of the U.S. Borrower ending on or before September 30, 1998, the ratio of EBITDA to Fixed Charges to be equal to or greater than
2.75 to 1, and (ii) for each period of four consecutive fiscal quarters of the U.S. Borrower ending after September 30, 1998, the ratio of EBITDA to Fixed Charges to be equal to or greater than 3.5 to 1.

     Section 5.04. Non-Wholly Owned Entities and Joint Ventures. In respect of all covenants and agreements of the Borrowers to cause or permit or not permit any activities by any Subsidiaries of any Borrower or other entities or joint ventures that are not wholly-owned (directly or indirectly) by any Borrower, each of the Borrowers expressly advises the Administrative Agents and the Banks that: (a) each of the Borrowers may be subject to fiduciary or other duties as shareholders, partners or otherwise or to legal obligations under or in connection with relevant joint venture or other organizational agreements or documents (such duties and obligations herein referred to as "Duties"); and (b) each of the Borrowers fully intends to comply with all of its respective Duties. Each of the Borrowers expressly agrees that all provisions of this Agreement and the other Loan Documents will be construed and enforced without reference to the foregoing sentence of this Section 5.04. Without limitation to the foregoing, each of the Borrowers understands and agrees that, in the event that a Duty of a Borrower with respect to a non-wholly-owned entity were to conflict with such Borrower's compliance of a covenant or agreement in this Agreement or any other Loan Document, such Borrower's failure to comply with such covenant or agreement would not be excused and would have the same consequences as if such Borrower had failed to comply with such covenant or agreement with respect to a wholly-owned entity.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

     Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) Either Borrower (1) shall fail to pay any principal of any Advance or any portion of any BA Obligation (other than as required by Section 2.05(c)) when the same becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise or (2) shall fail to pay any amount required by Section 2.05(c) or any interest on any Advance or any fees hereunder or other amount payable hereunder, in each case covered by this clause (2) within five days of when the same becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise; or

     (b) Any representation, warranty or certification made by either Borrower herein or by either Borrower (or any officer on behalf of either Borrower) pursuant to or in connection with this Agreement or the Guaranty or in any certificate or notice furnished to any Bank pursuant to or in connection with this Agreement or the Guaranty, or any representation or warranty deemed to have been made by either Borrower pursuant to Section 3.02, shall not be correct in all material respects when made or so deemed to have been made, except as specifically provided in the proviso to Section 4.01(p) with respect to projections; or

     (c) Either Borrower shall fail to perform or observe (i) any covenant or agreement contained in the second proviso to Section 5.01(b), Section 5.01(c), 5.01(k), 5.01(n) (except to the extent Section 5.01(n) is applicable as a result of Section 2.14), 5.02(d), 5.02(e), 5.02(f), 5.02(i), 5.02(k),
5.02(n), 5.03(a), 5.03(b) or 5.03(c) or Section 1 of the Guaranty on its part to be performed or observed, (ii) any covenant or agreement contained in
Section 5.01(n) to the extent Section 5.01(n) is applicable as a result of
Section 2.14, 5.02(a), 5.02(b), 5.02(c), 5.02(h), 5.02(j), 5.02(l) or 5.02(m)
and such failure shall remain unremedied for 10 days after either Borrower has knowledge of such failure or notice thereof shall have been given to the U.S. Borrower by either Administrative Agent or by any Bank, or (iii) any other covenant or agreement contained in this Agreement or the Guaranty (other than any covenant or agreement covered by clause (i) or clause (ii) of this Section 6.01(c) or by Section 6.01(a)) and such failure shall remain unremedied for 30 days after either Borrower has knowledge of such failure or notice thereof shall have been given to the U.S. Borrower by either Administrative Agent or by any Bank; or

     (d) Either Borrower or any Subsidiary of either Borrower shall default in the payment when due (subject to any applicable grace period and subject, in the case of any guaranty, to payment under such guaranty having become due), whether by scheduled maturity, required prepayment, demand, acceleration or otherwise, of any Debt (whether principal, interest, premium or otherwise, but excluding any Project Financing Debt and any Debt covered by
Section 6.01(a)) of, or directly or indirectly guaranteed by, either Borrower or any Subsidiary of either Borrower, as the case may be, having a principal amount or net payment obligation in excess of $10,000,000 then outstanding or either Borrower or any Subsidiary of either Borrower shall default in the performance or observance of, shall breach or shall fail to perform or observe, any obligation or condition with respect to any such Debt if the effect of such default, breach or failure (whether or not such default, breach or failure is denominated a "default") after giving effect to any applicable grace period is to accelerate the maturity of any such Debt; or

     (e) Either Borrower or any Subsidiary of either Borrower shall be adjudicated a bankrupt or insolvent by a court of competent jurisdiction, or "generally not pay its debts as such debts become due" within the meaning of a bankruptcy, insolvency or similar law, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either Borrower or any Subsidiary of either Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, provisional liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the foregoing actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or either Borrower or any Subsidiary of either Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $10,000,000 over the amount covered by insurance or any non-monetary judgment or order (other than those non-monetary judgments and orders that would not reasonably be expected to have a Material Adverse Effect) shall be rendered against either Borrower or any Subsidiary of either Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which such judgment or order shall remain unsatisfied (in the case of a monetary judgment) and unstayed; or

     (g) The U.S. Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability in excess of $10,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the U.S. Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

     (h) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the U.S. Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

     (i) The U.S. Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid after the date hereof to Multiemployer Plans by the U.S. Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000; or

     (j) The U.S. Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate contributions of the Borrowers and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000 for all plan years; or

     (k) The Canadian Borrower shall fail to pay in a timely fashion in accordance with the terms of any registered pension plan sponsored or contributed to by the Canadian Borrower on behalf of the employees of its Canadian operations any contribution or premium required to be paid by the Canadian Borrower to such pension plan, where all such failures in the aggregate result in a liability of the Canadian Borrower in excess of U.S. $10,000,000; or

     (l) The occurrence of any event or existence of any condition or circumstance that would reasonably be expected to result in any of the Canadian Borrower's pension plans being ordered or required to be terminated or wound-up in whole or in part, as a result of which termination or winding up, the Canadian Borrower would reasonably be expected to incur liability in excess of U.S. $10,000,000; or

     (m) Any of the Loan Documents (other than the Canadian Notes, the Drafts and the BA Equivalent Notes) shall for any reason cease to be the legal, valid, binding and enforceable obligation of the U.S. Borrower or any of the Loan Documents (other than the Guaranty and the U.S. Notes) shall cease to be the legal, valid, binding and enforceable obligation of the Canadian Borrower or either Borrower shall so state in writing;

then, and in any such event, the U.S. Administrative Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrowers, declare the obligation of each Bank to make Advances and of each Canadian Bank to accept and/or purchase BA Obligations to be terminated, whereupon the same (and all of the Commitments) shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers (other than the notices provided in the immediately preceding clauses (i) and (ii) above); provided, however, that in the event of any Event of Default described in Section 6.01(e), (A) the obligation of each Bank to make Advances and of each Canadian Bank to accept and/or purchase BA Obligations (and all of the Commitments) shall automatically be terminated, and (B) the Notes, all interest thereon and all other amounts payable under this Agreement shall automatically and immediately become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by the Borrowers.

     Section 6.02 Actions in Respect of BA Obligations. (a) If any Event of Default shall have occurred and be continuing and the Canadian Notes shall have been declared to be, or shall have automatically become, due and payable pursuant to Section 6.01 or, if any BA Obligation shall be outstanding on or after the Termination Date, the U.S. Administrative Agent shall at the request, or may with the consent, of the Required Banks, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Canadian Borrower to, and forthwith upon such demand such Borrower will, pay to the Canadian Administrative Agent on behalf of the Canadian Banks, in same day funds, at the Canadian Administrative Agent's office designated in such demand, for deposit in the Canadian Cash Collateral Account, an amount equal to the aggregate Face Amount of all BA Obligations then outstanding.

     (b) If any Event of Default shall have occurred and be continuing and the Canadian Notes shall have been declared to be, or shall have automatically become, due and payable pursuant to Section 6.01, or if any BA Obligation shall be outstanding on or after the Termination Date, and either Administrative Agent determines that any funds held in the Canadian Cash Collateral Account are subject to any right or claim of any Person other than the Canadian Banks to secure repayment of the BA Obligations or that the total amount of such funds is less than the aggregate Face Amount of all outstanding BA Obligations, the Canadian Borrower will, forthwith upon demand by the Canadian Administrative Agent, pay to the Canadian Administrative Agent as additional funds to be deposited and held in the Canadian Cash Collateral Account, an amount equal to the excess of (A) the aggregate Face Amount of all outstanding BA Obligations over (B) the total amount of funds, if any, then held in the Canadian Cash Collateral Account that the Canadian Administrative Agent reasonably determines to be free and clear of any such right or claim.

                                  ARTICLE VII
                           THE ADMINISTRATIVE AGENTS

     Section 7.01. Authorization and Action. Each Bank hereby appoints and authorizes each Administrative Agent to take such action as such agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Administrative Agent by the terms hereof or of any other Loan Document, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Guaranty or any of the Notes), no Administrative Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that no Administrative Agent shall be required to take any action which exposes such Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law. The U.S. Administrative Agent agrees to give to each U.S. Bank prompt notice of each notice received by it pertaining to a U.S. Borrowing or a payment thereon and to each Bank prompt notice of each other notice received by it (unless notice thereof is given by the Canadian Administrative Agent). The Canadian Administrative Agent agrees to give to each Canadian Bank prompt notice of each notice received by it pertaining to a Canadian Borrowing, a Drawing or a payment thereon and to each Bank prompt notice of each other notice received by it (unless notice thereof is given by the U.S. Administrative Agent).

     Section 7.02. Administrative Agents' Reliance, Etc. Neither Administrative Agent nor any director, officer, agent or employee of either Administrative Agent shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Administrative
Agent: (i) may treat the payee of any Note as the holder thereof until such Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.08; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents or any other instrument or document; (iv) shall not have any duty to any Bank to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of Loan Documents or any other instrument or document on the part of either Borrower or any Subsidiary of either Borrower or to inspect the property (including the books and records) of either Borrower or any Subsidiary of either Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document; and
(vi) shall incur no liability to any Bank under or in respect of any of Loan Documents or any other instrument or document by acting upon any notice (including telephonic notice), consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

     Section 7.03. Citibank, Citibank Canada and Affiliates. With respect to its Commitment, the Advances owed to it and the Notes issued to it, each of Citibank and Citibank Canada shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank and Citibank Canada in its individual capacity. Each of Citibank and Citibank Canada and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrowers, any Affiliate of either Borrower and any Person who may do business with or own securities of either Borrower or any Affiliate of either Borrower, all as if Citibank or Citibank Canada, as the case may be, were not an Administrative Agent and without any duty to account therefor to the Banks.

     Section 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Administrative Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document.

     SECTION 7.05. INDEMNIFICATION. THE BANKS AGREE TO INDEMNIFY EACH ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE NOTES THEN HELD BY EACH OF THEM (OR IF NO ADVANCES ARE AT THE TIME OUTSTANDING OR IF ANY NOTES ARE HELD BY PERSONS WHICH ARE NOT BANKS, RATABLY ACCORDING TO EITHER (A) THE RESPECTIVE AMOUNTS OF THEIR

COMMITMENTS, OR (B) IF NO COMMITMENTS ARE AT THE TIME OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE COMMITMENTS CEASED TO BE OUTSTANDING), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, OR ANY ACTION TAKEN OR OMITTED BY SUCH ADMINISTRATIVE AGENT UNDER ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Bank agrees to reimburse either Administrative Agent promptly upon demand for such Bank's ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith to the extent that such Administrative Agent is not reimbursed for such expenses by the Borrower.

     Section 7.06. Successor Administrative Agents. Subject to the appointment of and acceptance by a successor Administrative Agent as provided below, each Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint any Bank, or with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld), any Eligible Assignee as a successor Administrative Agent to assume the duties of such resigning or removed Administrative Agent. If no such successor Administrative Agent shall have been so appointed by the Required Banks (and, if not a Bank, approved by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint any Bank, or with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld), any Eligible Assignee as a successor Administrative Agent. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as an Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement. If any Administrative Agent resigns or is removed as an Administrative Agent and if any Affiliate thereof continues to perform its duties as an Administrative Agent ("Continuing Administrative Agent"), upon the written request of the U.S. Borrower, the Continuing Administrative Agent shall resign and may be replaced in accordance with the provisions of this Section 7.06.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or clause (iii) of Section 3.02, (b) increase the Commitment of any Bank or subject any Bank to any additional obligations (provided that no amendment or waiver of, or consent to any departure from, any representation or warranty, covenant or Event of Default, any of which would not otherwise require the approval of all of the Banks, shall be deemed to "subject any Bank to any additional obligations" for the purposes of this clause (b) only), (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or BA Obligations or Drawing Fees payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and aggregate Face Amount of BA Obligations which shall be required for the Banks or any of them to take any action hereunder, (f) change the definition herein of "Termination Date", or (g) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of such Administrative Agent under this Agreement or any of the Notes.

     Section 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, (a) if to the U.S. Borrower, at its address at 333 Clay Street, Houston, Texas 77002, Attention: Treasurer, Telecopier: (713) 650-3636 (with a copy to General Counsel, Telecopier: (713) 650-0600); and if to the Canadian Borrower, at its address at Royal Trust Tower, Suite 2500, 77 King Street West, Toronto, Ontario MK5 1JS, Attention: Treasurer, Telecopier:
(416) 367-5535 (with a copy to the U.S. Borrower); (b) if to any U.S. Bank listed on the signature pages hereof, at its U.S. Domestic Lending Office specified opposite its name on Schedule II; (c) if to any other U.S. Bank, at its U.S. Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; (d) if to any Canadian Bank listed on the signature pages hereof, at its Canadian Lending Office specified opposite its name on Schedule II; (e) if to any other Canadian Bank, at its Canadian Lending Office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; (f) if to the U.S. Administrative Agent, at its address at 399 Park Avenue, 4th Floor, New York, New York, 10043, Attention: Petroleum, Metals and Mining Department, Telecopier: (212) 832-9857; and (g) if to the Canadian Administrative Agent, at its address at 123 Front Street West, 10th Floor, Toronto, Ontario, Canada M5J 2ME, Attention: Margaret Gillies, Telecopier:
(416) 947-5650; or, as to either Borrower or either Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agents. Each such notice or communication shall be effective
(i) if mailed, three U.S. Business Days after deposit in the U.S. mail, (ii) if delivered by hand (including by overnight delivery service), upon delivery, and
(iii) if telecopied, upon transmission and receipt of electronic confirmation except that any notice or communication to any Administrative Agent pursuant to Sections 2.02(a), 2.02(b), 2.03(a), 2.04(c), 2.09(a), 2.10, 2.15, 2.16 or 2.19
of this Agreement shall not be effective until actually received by such Administrative Agent.

     Section 8.03. No Waiver; Remedies. No failure on the part of any Bank or either Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 8.04. Expenses and Taxes; Compensation; INDEMNITY. (a) Each Borrower agrees to pay promptly, and in any event within 15 Business Days after receiving a reasonably detailed statement setting forth the amount and nature thereof, all reasonable out-of-pocket costs and expenses of each Administrative Agent, the Arranger and their respective Affiliates in connection with the preparation, execution, delivery, administration, modification, syndication and amendment of the Loan Documents and the other documents to be delivered hereunder, including the reasonable due diligence, syndication, transportation, computer, duplication, printing, distribution and bank meeting expenses (but excluding allocated overhead costs) and the reasonable fees and out-of-pocket expenses (excluding allocated overhead costs) of counsel for each Administrative Agent with respect thereto and with respect to advising either Administrative Agent as to its rights and responsibilities under the Loan Documents and, after the occurrence and during the continuance of an Event of Default, all reasonable out-of-pocket costs and expenses of each Administrative Agent and each Bank, if any (including reasonable counsel fees and expenses but excluding allocated overhead costs), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including reasonable counsel fees and expenses (but excluding allocated overhead costs) in connection with the enforcement of rights under this Section 8.04(a).

     (b) If any payment (or purchase pursuant to Section 2.17) of principal of, or Conversion of, any Eurodollar Rate Advance or CD Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, Section 2.09,
Section 2.14 or Section 2.15, acceleration of the maturity of the U.S. Notes pursuant to Section 6.01 or for any other reason or as a result of any such purchase pursuant to Section 2.17, the U.S. Borrower shall, within 15 days after demand by any Bank (with a copy of such demand to the U.S. Administrative Agent), pay to the U.S. Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance. A certificate as to the amount of such additional losses, costs or expenses, submitted to the U.S. Borrower and the U.S. Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error; provided that the determination thereof is made on a reasonable basis. Such certificate shall be in reasonable detail but such Bank shall not be required to disclose any confidential or proprietary information therein. If any payment of principal of, or Conversion of, any BA Obligation is made other than on the Maturity Date for such BA Obligation, as a result of a payment or Conversion pursuant to Section 2.08, Section 2.09, Section 2.14 or Section 2.15, acceleration or for any other reason the Canadian Borrower shall, within 15 days after demand by any Bank (with a copy of such demand to the Canadian Administrative Agent), pay to the Canadian

Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may actually incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such BA Obligation. A certificate as to the amount of such additional losses, costs or expenses, submitted to the Canadian Borrower and the Canadian Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error; provided that the determination thereof is made on a reasonable basis. Such certificate shall be in reasonable detail but such Bank shall not be required to disclose any confidential or proprietary information therein.

     (c) EACH BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE FEES AND EXPENSES OF COUNSEL, BUT EXCLUDING ALLOCATED OVERHEAD AND EXCLUDING, PRIOR TO THE OCCURRENCE OF AN EVENT OF DEFAULT, LEGAL COSTS OF ANY OF THE BANKS OR ANY DIRECTOR, OFFICER, EMPLOYEE, AFFILIATE, ADVISOR OR AGENT OF ANY OF THE BANKS) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST SUCH INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF, OR IN CONNECTION WITH THE PREPARATION FOR A DEFENSE OF, ANY INVESTIGATION, LITIGATION, OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH ANY OF THE COMMITMENTS OR ANY LOAN DOCUMENT, WHETHER OR NOT SUCH INDEMNIFIED PARTY IS A PARTY THERETO, AND WHETHER OR NOT ANY BORROWING OR DRAWING IS MADE HEREUNDER, AND INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

     (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, all obligations of the Borrowers under Section 2.11,
Section 2.12 and this Section 8.04 shall survive the termination of the Commitments and this Agreement and the payment in full of all amounts hereunder and under the Notes.

     Section 8.05. Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making by the Required Banks of the request or the granting by the Required Banks of the consent specified by Section 6.01 to authorize the U.S. Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or by any branch thereof) to or for the credit or the account of either Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any Note held by such Bank, whether or not such Bank shall have made any demand under this Agreement, the Guaranty or any such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the applicable Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

     Section 8.06.    Limitation and Adjustment of Interest.   (a)
Notwithstanding anything to the contrary set forth herein, in any other Loan Document or in any other document or instrument, no provision of any of the Loan Documents or any other instrument or document furnished pursuant hereto or in connection herewith is intended or shall be construed to require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. Accordingly, if the transactions with any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in any Note payable to such Bank, this Agreement, any other Loan Document or any other document or instrument, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under any Note payable to such Bank, this Agreement or any other Loan Document or under any other document or instrument shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of such Bank, be credited by such Bank on the principal amount of the indebtedness owed to such Bank by the relevant Borrower or refunded by such Bank to such Borrower, and (ii) in the event that the maturity of any Note payable to such Bank is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Bank provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of such Bank, be credited by such Bank on the principal amount of the indebtedness owed to such Bank by the relevant Borrower or refunded by such Bank to such Borrower. In determining whether or not the interest contracted for, taken, reserved, charged or received by any

Bank exceeds the maximum non-usurious rate permitted by applicable law, such determination shall be made, to the extent that doing so does not result in a violation of applicable law, by amortizing, prorating, allocating and spreading, in equal parts during the period of the full stated term of the loans hereunder, all interest at any time contracted for, taken, charged, received or reserved by such Bank in connection with such loans.

     (b) In the event that at any time the interest rate applicable to any Advance made by any Bank would exceed the maximum non-usurious rate allowed by applicable law, the rate of interest to accrue on the Advances by such Bank shall be limited to the maximum non-usurious rate allowed by applicable law, but shall accrue, to the extent permitted by law, on the principal amount of the Advances made by such Bank from time to time outstanding, if any, at the maximum non-usurious rate allowed by applicable law until the total amount of interest accrued on the Advances made by such Bank equals the amount of interest which would have accrued if the interest rates applicable to the Advances pursuant to Article II had at all times been in effect. In the event that upon the final payment of the Advances made by any Bank and termination of the Commitment of such Bank, the total amount of interest paid to such Bank hereunder and under the Notes is less than the total amount of interest which would have accrued if the interest rates applicable to such Advances pursuant to Article II had at all times been in effect, then the Borrower agrees to pay to such Bank, to the extent permitted by law, an amount equal to the excess of
(a) the lesser of (i) the amount of interest which would have accrued on such Advances if the maximum non-usurious rate allowed by applicable law had at all times been in effect or (ii) the amount of interest which would have accrued on such Advances if the interest rates applicable to such Advances pursuant to
Article II had at all times been in effect over (b) the amount of interest otherwise accrued on such Advances in accordance with this Agreement.

     (c) Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement by the Canadian Borrower exceed the maximum amount of interest on the "credit advanced" (as defined in that section) under this Agreement to the Canadian Borrower lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) payable by the Canadian Borrower is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Canadian Borrower, the Canadian Administrative Agent and the Canadian Banks and the amount of such payment or collection in excess of the amount lawfully permitted shall be refunded to the Canadian

Borrower. For purposes of this Agreement, the effective annual rate of interest on all such "credit advanced" to the Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term the Revolving Credit Facility is outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of any dispute, a certificate of Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent will be conclusive for the purposes of such determination.

     Section 8.07. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agents and when the U.S. Administrative Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agents and each Bank and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or under any other Loan Document or any interest herein or therein without the prior written consent of all of the Banks.

     Section 8.08. Assignments and Participations. (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that, except as provided in Section 8.08(g), (i) except with respect to any assignment to an Affiliate, each Bank may enter into any such assignment only if each of such Bank's Affiliates which is a Bank hereunder simultaneously assigns to an Affiliate of the proposed assignee a percentage of its Maximum Commitment equal to the percentage of the Maximum Commitment of such Bank being assigned (for example, if a U.S. Bank assigns 40% and any Affiliate of it is a Canadian Bank, each such Canadian Bank shall also assign 40%), (ii) and each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of this Agreement, (iii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement or an assignment to another Bank, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) plus the amount of any Commitment of an Affiliate of an assigning Bank being assigned pursuant to clause (i) of this
Section 8.08(a) shall in no event be less than the lesser of 3 1/2% of the aggregate amount of the Commitments or U.S. $5,000,000, (iv) each such assignment shall be to an Eligible Assignee or an Affiliate of a Bank that is not an Investment Fund, (v) each such assignment to an Eligible Assignee (other than an Affiliate of a Bank that is not an Investment Fund) or to any Affiliate of a Bank that is not an Eligible Assignee shall be subject to the consent of the U.S. Administrative Agent and the U.S. Borrower, which consent shall not be unreasonably withheld, and (vi) the assigning Bank and the assignee shall execute and deliver to the U.S. Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $3,000; provided further, however, that no assignment under this Section 8.08 shall result in any increase at the time of such assignment in any amount payable by either Borrower hereunder (including the withholding taxes which either Borrower is required to pay under Section 2.12). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or any other Person or the performance or observance by either Borrower or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon either Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of a Bank that is not an Investment Fund; (vi) such assignee appoints and authorizes each Administrative Agent to take such action as an Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (c) The U.S. Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and the principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, each Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee or an Affiliate of a Bank that is not an Investment Fund and consented to by the U.S. Borrower and U.S. Administrative Agent where so required by this Agreement, together with the Notes subject to such assignment, the U.S. Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note payable to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits A or B as the case may
be).

     (e) Each Bank may sell participations to one or more banks or other entities (other than either Borrower or any of their respective Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances and other Accommodations owing to it and the Notes held by it); provided that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the terms of any such participation shall not restrict such Bank's ability to make any amendment or waiver of this Agreement or any Note or such Bank's ability to consent to any departure by the Borrowers therefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would release or impair the Guaranty, reduce the principal of, or interest on, the Notes, the BA Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes, the BA Obligations or any fees payable hereunder, in each case to the extent subject to such participation, and (vi) no Participant shall have any rights under this Agreement or any of the other Loan Documents, with each participant's rights against the granting Bank in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not granted such participation.

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to either Borrower or any Subsidiary of either Borrower furnished to such Bank by or on behalf of either Borrower or any such Subsidiary; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree for the benefit of the Borrowers and such Bank to comply with Section 8.13.

     (g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, but no such assignment shall release such Bank from its obligations hereunder.

     Section 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     Section 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the intent of the parties set forth above, (i) Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving triparty accounts), shall not apply to this Agreement, the Notes or the transactions contemplated hereby, and (ii) to the extent that any Bank may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in
Article 5069-1.04 of the Revised Civil Statutes of Texas, as amended.

     Section 8.11. JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, THE GUARANTY OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT ARISING OUT OF ANY OF THE FOREGOING, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 8.02. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY BANK OR EITHER ADMINISTRATIVE AGENT TO SERVE LEGAL

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OF THE NOTES, THE GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 8.12. WAIVER OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENTS, AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, THE GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 8.13. Confidentiality. Each Administrative Agent and each Bank agrees that it will use reasonable efforts not to disclose any Confidential Information without the prior consent of the U.S. Borrower (other than to Representatives of either Administrative Agent or any Bank who are informed by such Administrative Agent or Bank of, or are aware of, the confidential nature thereof and who are bound, for the benefit of the Borrowers and such Administrative Agent or Bank, by the terms and conditions hereof and who are bound, for the benefit of the Borrowers and such Administrative Agent or Bank, to not use any such Confidential Information except for the purposes of the Loan Documents and the Accommodations), provided that any Bank or Administrative Agent may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, provincial, territorial, state or Federal regulatory body having or claiming to have regulatory authority over any Bank or Administrative Agent, or submitted to or required by the Federal Reserve Board, the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors in each case having or claiming to have regulatory authority over any Bank or Administrative Agent,
(c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to any Bank or Administrative Agent, (e) as contemplated by Section 8.08(f), (f) in connection with the exercise of any remedy by any Bank or Administrative Agent pertaining to this Agreement, any of the Notes, any BA Obligation or any other document delivered in connection herewith, (g) in connection with any litigation between any Borrower and any Administrative Agent or any Bank pertaining to any Loan Document or any other document delivered in connection herewith, (h) to any Bank or either Administrative Agent, or (i) to any Affiliate of any Bank or Administrative Agent that is informed by such Bank or Administrative Agent of, or is aware of, the confidential nature thereof and that is bound, for the benefit of the Borrowers and such Bank or Administrative Agent, by the terms and conditions hereof and that is bound, for the benefit of the Borrowers and such Bank or Administrative Agent, to not use any such Confidential Information except for the purposes of the Loan Documents and the Accommodations, provided that in the event of any disclosure of Confidential Information pursuant to either of clauses (c) and (d) of this
Section 8.13, such Administrative Agent or Bank making such disclosure shall make a good faith attempt, to the extent practicable, to notify the U.S. Borrower of any such disclosure of such Confidential Information at least three U.S. Business Days prior to such disclosure, and in any event shall notify the U.S. Borrower of such disclosure as soon as practicable, but no notice shall be required pursuant to this proviso if giving such notice would conflict with any law, order, regulation or ruling.

     Section 8.14. Judgment Currency. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert any sum due or owing hereunder or under the Guaranty or any other Loan Document to either Administrative Agent or any one or more of the Banks in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Administrative Agent or Bank, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is granted, together with any premiums and costs of exchange payable in connection with such purchase.

     (b) The obligations of the Borrowers in respect of any sum due in the Original Currency from it to either Administrative Agent or any Bank under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Administrative Agent or Bank, as the case may be, of any sum adjudged to be so due or owing in such Other Currency, such Administrative Agent or Bank, as the case may be, may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. IF THE AMOUNT OF THE ORIGINAL CURRENCY SO PURCHASED IS LESS THAN THE SUM ORIGINALLY DUE OR OWING TO SUCH ADMINISTRATIVE AGENT OR BANK, AS THE CASE MAY BE, IN THE ORIGINAL CURRENCY, EACH BORROWER AGREES, AS A SEPARATE OBLIGATION AND NOTWITHSTANDING ANY SUCH JUDGMENT, TO INDEMNIFY SUCH ADMINISTRATIVE AGENT OR SUCH BANK, AS THE CASE MAY BE, AGAINST SUCH LOSS, AND IF THE AMOUNT OF THE ORIGINAL CURRENCY SO PURCHASED EXCEEDS THE SUM ORIGINALLY DUE OR OWING TO SUCH ADMINISTRATIVE AGENT OR SUCH BANK, AS THE CASE MAY BE, IN THE ORIGINAL CURRENCY, SUCH ADMINISTRATIVE AGENT OR SUCH BANK, AS THE CASE MAY BE, SHALL REMIT SUCH EXCESS

TO SUCH BORROWER.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWERS:

                                       BATTLE MOUNTAIN GOLD COMPANY

                                       By:
                                            -----------------------------------
                                            Ian Atkinson
                                            Senior Vice President

                                       By:
                                            -----------------------------------
                                            Thomas P. Bausch
                                            Treasurer


                                       BATTLE MOUNTAIN CANADA LTD.

                                       By:
                                            -----------------------------------
                                            Ian Atkinson
                                            Senior Vice President

                                       By:
                                            -----------------------------------
                                            Thomas P. Bausch
                                            Treasurer


                                       U.S. ADMINISTRATIVE AGENT:

                                       CITIBANK, N.A.,
                                       as U.S. Administrative Agent

                                       By:
                                            -----------------------------------
                                            Authorized Officer

                                       CANADIAN ADMINISTRATIVE AGENT:

                                       CITIBANK CANADA,
                                       as Canadian Administrative Agent


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       BANKS:

                                       CITIBANK, N.A., as a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       CITIBANK CANADA, as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       THE BANK OF NOVA SCOTIA,  as a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       THE BANK OF NOVA SCOTIA,
                                        as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       ROYAL BANK OF CANADA,  as a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       ROYAL BANK OF CANADA,  as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer

                                       THE FIRST NATIONAL BANK OF CHICAGO, as
                                        a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       FIRST CHICAGO NBD BANK, CANADA
                                        as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       ABN AMRO BANK N.V., CAYMAN ISLANDS
                                        BRANCH, as a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       ABN AMRO BANK CANADA, as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       By:
                                            -----------------------------------
                                            Authorized Officer

                                       REPUBLIC NATIONAL BANK OF NEW YORK,
                                        as a U.S. Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer


                                       REPUBLIC NATIONAL BANK OF NEW YORK
                                        (CANADA), as a Canadian Bank


                                       By:
                                            -----------------------------------
                                            Authorized Officer